                                                                   EXHIBIT 10.12


NOTE: This document is an electronic draft and should not be relied on in lieu of the version that was executed by Cogen Technologies and Infineum on February 4, 1999. Any questions regarding the terms of the contracts should be addressed by referral to the executed documents.







                                    AGREEMENT

                                     BETWEEN

                     COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
         (d/b/a COGEN TECHNOLOGIES LINDEN VENTURE, LIMITED PARTNERSHIP)

                                       AND

                                EXXON CORPORATION

                              FOR THE SALE OF STEAM

                                 AUGUST 1, 1990

                             AS AMENDED AND RESTATED

                                 BY AND BETWEEN

                     COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
        (d/b/a/ COGEN TECHNOLOGIES LINDEN VENTURE, LIMITED PARTNERSHIP)

                                       AND

                                INFINEUM USA L.P.



                                FEBRUARY 4, 1999

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

         RECITALS                                                                                                 2

                                                     ARTICLE 1

         DEFINITIONS
         1.1      "Affiliate"                                                                                     5
         1.2      "Agreement"                                                                                     5
         1.3      "Annual Period"                                                                                 5
         1.4      "Base Term"                                                                                     5
         1.5      "Bayway Refining Company"                                                                       5
         1.6      "Btu"                                                                                           5
         1.7      "Cogeneration Facility"                                                                         5
         1.8      "Commercial Operation"                                                                          6
         1.9      "Date of Initial Commercial Operation"                                                          6
         1.10     "Demised Premises"                                                                              6
         1.11     "Infineum's Complex"                                                                            6
         1.12     "Infineum's External Steam Requirements"                                                        6
         1.13     "Infineum's Property"                                                                           6
         1.14     "ExxonTurbo Oil"                                                                                7
         1.15     "Financier"                                                                                     7
         1.16     "Force Majeure"                                                                                 7
         1.17     "Governmental Authorizations"                                                                   8
         1.18     "Ground Lease"                                                                                  8
         1.19     "Ground Lease Agreement"                                                                        8
         1.20     "Improvements Removal Period"                                                                   8
         1.20A    "Infineum's Technology Center"                                                                  8
         1.21     "K lbs."                                                                                        8
         1.21A    "Owner Trust"                                                                                   8
         1.22     "Party"                                                                                         9
         1.23     "Points of Delivery of Steam"                                                                   9
         1.24     "psig"                                                                                          9
         1.25     "Steam"                                                                                         9
         1.26     "Steam Interconnection Facilities"                                                              9
         1.27     "Weighted Average Cost of Gas"                                                                  9


                                                     ARTICLE 2

         TERM
         2.1  Base Term of Agreement                                                                             10
         2.2  Renewal of Agreement                                                                               10
         2.3  Cut-Off Date                                                                                       10

                                                     ARTICLE 3

         SALE OF STEAM
         3.1  General                                                                                            11
         3.2  Reduced Deliveries                                                                                 14
         3.3  Routine Scheduling                                                                                 16
         3.4  Quality of Steam                                                                                   16
         3.5  Points of Delivery                                                                                 17

                                                     ARTICLE 4

         COST OF STEAM
         4.1  Monthly Steam Charge                                                                               17
         4.2  Annual Steam Adjustment                                                                            17
         4.3  Monthly Initial Steam Commitment Credit                                                            18
         4.4  Annual Initial Steam Commitment Credit Adjustment                                                  18
         4.5  Cumulative Adjustments and Credits                                                                 18


                                                     ARTICLE 5

         OTHER RIGHTS AND OBLIGATIONS OF PARTIES
         5.1  Rights and Obligations of Cogen                                                                    19
         5.2  Rights and Obligations of Infineum                                                                 19

                                                     ARTICLE 6

         MEASUREMENT AND METERING
         6.1  Units of Measurement                                                                               21
         6.2  Cogen's Measuring Equipment                                                                        21
         6.3  Infineum's Measuring Equipment                                                                     22
         6.4  Means of Measurement and Notice to Cogen                                                           22



         6.5  Testing and Corrections                                                                            23
                  A.       Testing of Cogens Meters                                                              24
                  B.       Testing of Infineum's Meters                                                          24
                  C.       Other Testing of Meters                                                               24
                  D.       Costs of Testing                                                                      24
                  E.       Corrections of Measuring Equipment                                                    24
         6.6  Maintenance                                                                                        25

                                                     ARTICLE 7

         BILLING AND RECORDS
         7.1  Billing                                                                                            26
                  A.       Monthly Bill to Infineum                                                              26
                  B.       Annual Adjustments                                                                    26
                  C.       Other Adjustments                                                                     27
         7.2  Payment and Penalties                                                                              27
                  A.       Payment                                                                               27
                  B.       Interest                                                                              27
         7.3  Disputes                                                                                           28
         7.4  Records                                                                                            28

                                                     ARTICLE 8

         TAXES                                                                                                   28

                                                     ARTICLE 9

         AUTHORITY
         9.1  Authority of Infineum                                                                              29
         9.2  Authority of Cogen                                                                                 29

                                                    ARTICLE 10

         FORCE MAJEURE
         10.1  Definition                                                                                        30
         10.2  Burden of Proof                                                                                   31
         10.3  Condition                                                                                         31
         10.4  Labor Disputes                                                                                    32
         10.5  Termination for Force Majeure                                                                     32
         10.6  Cogen's Right to Temporary Cure                                                                   32



                                                    ARTICLE 11

         BREACH OF CONTRACT AND TERMINATION
         11.1 Infineum's Right to Terminate                                                                      35
         11.2  Cogen's Right to Terminate                                                                        36
         11.3  Automatic Termination                                                                             38
         11.4  Notice to the Financier, Lenders and Mortgagees                                                   39
         11.5  Effective Date of Termination                                                                     40
         11.6  Transition                                                                                        42

                                                    ARTICLE 12

         LIABILITY
         12.1  Limitation on Liability for Damages                                                               43
         12.2  Damages                                                                                           45
         12.3  Specific Performance                                                                              45

                                                    ARTICLE 13
         NONWAIVER                                                                                               46

                                                    ARTICLE 14

         NOTICE AND SERVICE
         14.1  Notice                                                                                            46
         14.2  Date of Service                                                                                   46
                  A.       Mail                                                                                  46
                  B.       Telegram                                                                              47
                  C.       Personal Service                                                                      47
         14.3  Addresses                                                                                         47
                  A.       Cogen                                                                                 47
                  B.       Infineum                                                                              47

                                                    ARTICLE 15

         AMENDMENTS                                                                                              48

                                                    ARTICLE 16

         SUCCESSORS AND ASSIGNS
         16.1  Assignment by Infineum                                                                            48
         16.2  Assignment by Cogen                                                                               48
         16.3  Continuing Obligations                                                                            49
         16.4  [Intentionally Omitted]                                                                           50
         16.5  Transfers of Part of Infineum's Complex                                                           50



         16.6  [Intentionally Omitted]                                                                           52
         16.7  Rights of the Financier and Other Lenders                                                         52
         16.8  Status Certificates                                                                               58

                                                    ARTICLE 17

         CHOICE OF LAW                                                                                           58

                                                    ARTICLE 18

         RENEGOTIATION                                                                                           58

                                                    ARTICLE 19

         CONSENT NOT TO BE UNREASONABLY WITHHELD                                                                 59


                                                    ARTICLE 20

         OTHER AGREEMENTS                                                                                        59

                                                    ARTICLE 21

         CAPTIONS                                                                                                60

                                                    ARTICLE 22

         COUNTERPARTS                                                                                            60



                                                     EXHIBIT A


PART 1:           CALCULATION OF MONTHLY STEAM CHARGE                                                            62

PART 2:           CALCULATION OF ANNUAL STEAM ADJUSTMENT                                                         64

PART 3:           CALCULATION OF MONTHLY INITIAL STEAM
                  COMMITMENT CREDIT                                                                              65

PART 4:           CALCULATION OF ANNUAL INITIAL STEAM
                  COMMITMENT CREDIT ADJUSTMENT                                                                   66

                                                     EXHIBIT B

DESCRIPTION OF POINTS OF DELIVERY OF STEAM                                                                       69

                                                     EXHIBIT C

PRO FORMA MONTHLY INVOICE                                                                                        70

                                                     EXHIBIT D

[INTENTIONALLY OMITTED]                                                                                          71

                                                     EXHIBIT E

EXAMPLE OF PRO RATA ALLOCATION OF STEAM                                                                          72

                                                     EXHIBIT F

[INTENTIONALLY OMITTED]                                                                                          76

                                                    EXHIBIT G-1

ASSUMPTION AGREEMENT                                                                                             77

                                                    EXHIBIT G-2

ASSUMPTION AGREEMENT                                                                                             79

                                                    EXHIBIT G-3

ASSUMPTION AGREEMENT                                                                                             81



                                                     EXHIBIT H

CONSENT TO ASSIGNMENT                                                                                            84

                                                     EXHIBIT I

RECOGNITION AGREEMENT                                                                                            87

                                    AGREEMENT
                                     BETWEEN
                     COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
         (d/b/a COGEN TECHNOLOGIES LINDEN VENTURE, LIMITED PARTNERSHIP)

                                       AND
                                EXXON CORPORATION
                              FOR THE SALE OF STEAM
                                 AUGUST 1, 1990
                             AS AMENDED AND RESTATED

                                 BY AND BETWEEN
                     COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
         (d/b/a/ COGEN TECHNOLOGIES LINDEN VENTURE, LIMITED PARTNERSHIP

                                       AND

                                INFINEUM USA L.P.


         An AGREEMENT was made and entered into effective August 1, 1990, by and between Cogen Technologies Linden Venture, L.P., doing business in New Jersey as Cogen Technologies Linden Venture, Limited Partnership ("Cogen"), a Delaware limited partnership, and Exxon Corporation ("Exxon"), a New Jersey corporation and on January 1, 1999, Exxon assigned all of its right, title and interest in that Agreement to Infineum USA L.P., a Delaware limited partnership ("Infineum"). Cogen and Infineum (collectively "Parties") desires to and do hereby amend and restate that Agreement as of January 1, 1999, in its entirety as follows.

                                    RECITALS

         WHEREAS, RCM Holdings, Inc. (previously known as Cogen Technologies, Inc.), has entered into a Power Purchase Agreement dated April 14, 1989 ("Power Purchase Agreement") with Consolidated Edison Company of New York, Inc. ("Consolidated Edison"), under which RCM Holdings, Inc. sells to Consolidated Edison electricity from a cogeneration facility ("Cogeneration Facility") located in Linden, New Jersey. The Power Purchase Agreement was approved by the Public Service Commission of the State of New York and became effective in September, 1989 and has been assigned to Cogen. The Cogeneration Facility is a qualifying cogeneration facility as defined in Section 3(18) of the Federal Power Act and the regulations thereunder. Cogen and Consolidated Edison contemplate that the Power Purchase Agreement will remain in force for twenty-five (25) years from the "Date of Initial Commercial Operation" (as defined in Article 1.8 below) and possibly for two (2) additional five (5) year renewal terms;

         WHEREAS, Infineum owns, operates and maintains "Infineum's Complex" (as defined in Article 1.11 below) which is located at Linden, New Jersey and which utilizes steam for industrial purposes;

         WHEREAS, Cogen has constructed and owns, operates, and maintains the Cogeneration Facility on the "Demised Premises" (as defined in Article 1.10 below) upon which the Cogeneration Facility is located;

         WHEREAS, the Demised Premises are located near Infineum's Complex;

         WHEREAS, Cogen desires to sell steam to Infineum from the Cogeneration Facility for use at Infineum's Complex and Infineum desires to purchase such steam from Cogen;

         WHEREAS, Exxon and Cogen desired to set forth in writing their respective rights and obligations with respect to the matters set forth above and therefore on August 1, 1990 entered into an Agreement for the Sale of Steam (the "Original Agreement") for Cogen's sale to Exxon of steam produced by Cogen's Cogeneration Facility;

         WHEREAS, Exxon and Cogen subsequently entered into a Letter Agreement ("Letter Agreement") dated September 27, 1991, and a Recognition Agreement ("Recognition Agreement") dated September 17, 1992, both amending the Original Agreement;

         WHEREAS, On January 1, 1999, Exxon assigned to Infineum all of its right, title, and interest in and to the Original Agreement, the Letter Agreement and the Recognition Agreement and Infineum assumed all obligations and liabilities thereunder arising on or after January 1, 1999;

         WHEREAS, Exxon and Cogen previously entered into a Ground Lease Agreement dated August 1, 1990 (the "Ground Lease Agreement") for Cogen's lease from Exxon of certain real property located at the site of the Bayway Refinery for Cogen's construction and operation of the Cogeneration Facility;

         WHEREAS, Exxon sold its interest in the Bayway Refinery to Bayway Refining Company on April 8, 1993, and no longer has any steam requirements for the Bayway Refinery;

         WHEREAS, Exxon entered into an Assignment of Lease with Bayway Refining Company on April 8, 1993, wherein Exxon assigned to Bayway Refining Company all of Exxon's interest in and to the Ground Lease Agreement;

         WHEREAS, the Agreement and the Ground Lease Agreement are no longer interdependent;

         WHEREAS, Cogen simultaneously herewith is entering into an agreement with Bayway Refining Company for Cogen's sale to Bayway Refining Company of steam produced by the Cogeneration Facility for use at the Bayway Refinery, replacing, in part, Cogen's sale of such steam to Exxon under the Original Agreement;

         WHEREAS, the "Points of Delivery of Steam" (as defined in the Agreement) are located at the site of the Bayway Refinery and are no longer directly connected to facilities owned by Infineum for the receipt of Cogen's steam; and

         WHEREAS, in light of the matters set forth above, the Parties desire to amend and restate their respective rights and obligations in their entirety and to reflect such further amendments in the Agreement as are contained herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend and restate the Agreement in its entirety follows:

                                    ARTICLE 1
                                   DEFINITIONS

         The following terms when used herein shall have the following meanings:

         1.1 "Affiliate" means a corporation or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation or other entity.

         1.2 "Agreement" means this contract, including all exhibits and amendments thereto that may be made from time to time.

         1.3 "Annual Period" means any one of a succession of consecutive twelve
(12) month periods, the first of which shall begin on the Date of Initial Commercial Operation.

         1.4 "Base Term" of this Agreement has the meaning set forth in Article 2.1.

         1.5 "Bayway Refining Company" means the Bayway Refining Company as well as its successors and assigns.

         1.6 "Btu" means British Thermal Unit.

         1.7 "Cogeneration Facility" means the cogeneration facility constructed by Cogen on the Demised Premises. The Cogeneration Facility excludes the cogeneration unit which might be installed by Bayway Refining Company on the

Demised Premises, as more fully described in Section 7.1 of the Ground Lease Agreement.

          1.8 "Commercial Operation" means the production of electricity by Cogen at the Cogeneration Facility upon the completion of such testing of the Cogeneration Facility as Cogen determines is required by prudent electrical practices, and the supply of Steam at the Points of Delivery of Steam.

          1.9 "Date of Initial Commercial Operation" means the first day of the month which immediately follows the date Cogen designates in writing to Consolidated Edison as the initial date of Commercial Operation of its Cogeneration Facility, which first day of the month occurred on May 1, 1992.

          1.10 "Demised Premises" means those two parcels of land which total approximately 12.36 acres on the site of Bayway Refining Company's refinery and which were leased to Cogen pursuant to the Ground Lease Agreement, as described more particularly in Article 1 and Exhibit B of the Ground Lease Agreement.

          1.11 "Infineum's Complex" means Infineum's chemical plant (formerly Exxon Chemical Company's Chemical Plant) located at Linden, New Jersey.

          1.12 "Infineum's External Steam Requirements" means the quantity of steam used by Infineum to operate Infineum's Complex and Infineum's Technology Center.

         1.13 "Infineum's Property" means the real property interests, if any, and of whatever nature in and to the land upon which Infineum's Complex is located.

         1.14 "Exxon Turbo Oil" means Exxon Company, U.S.A., Turbo Oil located at Linden, New Jersey.

         1.15 "Financier" initially means the Owner Trust, and may also mean any other entity subsequently extending credit to Cogen for the construction, operation, maintenance, repair, replacement, or removal of the Cogeneration Facility and other "Improvements" (as defined in Article 1 of the Ground Lease Agreement), or any entity subsequently providing funds for the refinancing or taking-out of such loans, and the nominees or designees of any such entities; provided that, at no time will Infineum be obligated to recognize more than one such entity as the Financier to whom duties are owed, or rights are granted, under this Agreement and the Ground Lease Agreement. Infineum will recognize as the Financier for purposes of this Agreement and the Ground Lease Agreement (i) the Owner Trust, until such time as the Owner Trust or the Lender's Agent (as set forth in the recognition agreement executed and delivered to the Owner Trust by Infineum) notifies Infineum in writing that such other party should be considered to be the Financier, and (ii) thereafter, the designated party, until such time as such designated party, notifies Infineum in writing that Cogen has the right to designate another entity as the Financier, and (iii) thereafter, such other entity as Cogen may designate in writing from time to time.

         1.16 "Force Majeure" has the meaning set forth in Article 10.1.

         1.17 "Governmental Authorizations" means any and all licenses, permits, certificates and other authorizations required by applicable federal, state, or local law.

         1.18 "Ground Lease" means the creation of a leasehold estate in the Demised Premises, as set forth in Article 1 of the Ground Lease Agreement.

         1.19 "Ground Lease Agreement" means the agreement of August 1, 1990 between Cogen and Exxon for the lease of the Demised Premises to Cogen, including all exhibits and amendments thereto that may be made from time to time, as such agreement was assigned by Exxon to Bayway Refining Company by that certain Assignment of Lease dated April 8, 1993.

         1.20 "Improvements Removal Period" means that part of the term of the Ground Lease for the removal of certain "Improvements" (as defined in Article 1 of the Ground Lease Agreement), including the Cogeneration Facility, as set forth in Article 1 of the Ground Lease Agreement.

         1.20A "Infineum's Technology Center" means Infineum's Technology Center (formerly Exxon's Technology Center) located at Linden, New Jersey.

         1.21     "K lbs." means 1,000 pounds of steam mass.

         1.21A "Owner Trust" means the trust established pursuant to the Trust Agreement dated as of December 28, 1990, between State Street Bank and Trust Company of Connecticut, National Association, and Linden Owner Partnership, as the same may be amended from time to time.

         1.22 "Party" means Cogen or Infineum, as the case may be, and its permitted successors and assigns.

         1.23 "Points of Delivery of Steam" means the points where Cogen's steam supply system connects to Bayway Refining Company's steam pipeline at Bayway Refining Company's existing steam headers, as indicated on Exhibit B.

         1.24 "psig" means pound per square inch gauge.

         1.25 "Steam" means steam for Infineum's Complex meeting the specifications set out in Article 3.4 of this Agreement.

         1.26 "Steam Interconnection Facilities" means Cogen's facilities required for the delivery of Steam to the Points of Delivery of Steam, including service stop valves, meter stop valves, primary and secondary service pressure reducing valves, meter supports, protection devices, meters, pipe systems, pipelines, venting, and other facilities required to connect the Cogeneration Facility to the Points of Delivery of Steam in order to effectuate the purposes of this Agreement.

         1.27 "Weighted Average Cost of Gas" means the average cost of natural gas of Consolidated Edison and Public Service Electric and Gas Company (or their successors) based upon volumes of natural gas purchased by such utilities during the month in question as set forth in Consolidated Edison's Operating and Financial Report filed monthly with the Public Service Commission of the State of New York, and as set forth in Public Service Electric and Gas Company's Commodity Charge Applicable to Cogeneration Interruptible Service filed monthly with the State of New Jersey Board of Public Utilities.

                                    ARTICLE 2

                                      TERM

         2.1 Base Term of Agreement. This Agreement shall be effective August 1, 1990 and will continue thereafter until April 30, 2017 (the "Base Term"), unless sooner terminated in accordance with the terms of this Agreement.

         2.2 Renewal of Agreement. This Agreement shall be automatically renewed for two (2) periods of five (5) additional Annual Periods each, commencing with the expiration of the Base Term pursuant to Article 2.1, unless either Party elects to terminate this Agreement at the expiration of the Base Term or at the expiration of the first five (5) year renewal term. Termination by Infineum shall be valid only if Infineum provides Cogen written notice of its intent to terminate at least five and one-half (5 1/2) years prior to the expiration of the Base Term or at least five and one-half (5 1/2) years prior to the expiration of the first five (5) year renewal term, as the case may be. Termination by Cogen shall be valid only if Cogen provides Infineum written notice of its intent to terminate at least four (4) years prior to the expiration of the Base Term or at least four (4) years prior to the expiration of the first five (5) year renewal term, as the case may be.

         2.3 Cut-Off Date. In no event shall this Agreement extend beyond January 1, 2033, without the written consent of both Parties.

                                    ARTICLE 3

                                  SALE OF STEAM

         3.1  General.

              A. Commencing on January 1, 1999, Cogen shall sell to Infineum and deliver to the Points of Delivery of Steam, Steam for Infineum's Complex and Infineum's Technology Center up to a maximum rate of 181 K lbs. per hour for the months October through and including May, and up to a maximum rate of 109 K lbs. per hour for the months June through and including September. This delivery of Steam shall be uninterrupted. Cogen will have met its obligation to sell to Infineum and deliver uninterrupted Steam for Infineum's Complex and Infineum's Technology Center to the Points of Delivery of Steam, if it maintains pressure and flow (to the extent that flow is within Cogen's control and flow is not otherwise requested to be interrupted by Bayway Refining Company, provided that Cogen immediately notifies Infineum of any such request by Bayway Refining Company) at the Points of Delivery of Steam as determined by the Cogeneration Facility's control equipment. In the event of an upset or other emergency at Infineum's Complex or Infineum's Technology Center during the months June through and including September, Cogen shall sell to Infineum and deliver to the Points of Delivery of Steam, Steam for Infineum's Complex and Infineum's Technology Center up to a maximum rate of 181 K lbs. per hour for the duration of such upset or emergency. In addition, if at any time Infineum requests Steam at Infineum's Complex and

Infineum's Technology Center in excess of 181 K lbs. per hour during the months October through and including May, or in excess of 109 K lbs. per hour during the months June through and including September, Cogen shall meet such request to the extent Cogen is able to do so, provided that Cogen is not materially adversely affected under the Power Purchase Agreement or Cogen's other agreements to sell steam to other steam users.

              B. Infineum shall purchase and use from Cogen at least 158,556 K lbs. of Infineum's External Steam Requirements in each Annual Period. Infineum may at any time take steam subject to Infineum's obligations set forth in the preceding sentence, from any other source upon reasonable notice to Cogen.

              C. Infineum's External Steam Requirements at Infineum's Complex and Infineum's Technology Center are presently estimated, but not guaranteed, to be 843,460 K lbs. per Annual Period. Cogen recognizes that Infineum may reduce, terminate, or change the nature of its operations at Infineum's Complex or Infineum's Technology Center and that Infineum's External Steam Requirements might be reduced below 158,556 K lbs. per Annual Period or eliminated as a result. However, if Infineum elects to cease all or substantially all industrial operations in Infineum's Complex (other than because of Force Majeure) with the results described in Article 11.2E, Cogen may elect to terminate this Agreement pursuant to Article 11.2E.

              D. If Infineum, during the term of this Agreement, decides to make substantial changes in the nature of its industrial operations in Infineum's Complex

(other than because of Force Majeure) with the probable result that Infineum's maximum rate of Steam taken from Cogen under Articles 3.1A and 3.1B would permanently fall below both 127 K lbs. per hour for the months October through and including May and 72 K lbs. per hour for the months June through and including September, Infineum shall give Cogen prompt written notice of such decision. In that event, if Cogen so requests, Infineum and Cogen shall work together to revise Cogen's obligations as defined in Article 3.1A, so that Cogen shall continue to be obligated to provide to Infineum the Steam which Infineum needs for its changed operations and so that Cogen shall have the opportunity to seek and obtain other customers for the volume of Infineum's External Steam Requirements no longer needed by Infineum.

              E. If Infineum is impacted by Force Majeure which causes Infineum's External Steam Requirements from Cogen under this Agreement to fall below 79,278 K lbs. of Steam for any consecutive six (6) month period (an average of 18 K lbs. of Steam per hour on a six (6) month basis), and if Cogen, with Infineum's Steam take from Cogen in combination with the steam take from Cogen's other steam customers, would be unable, in Cogen's reasonable judgment, to maintain the status of the Cogeneration Facility as a "qualifying cogeneration facility" (as defined in Section 3(18) of the Federal Power Act and the regulations thereunder) for at least five (5) gas turbines, Cogen, by prompt written notice to Infineum, may reduce its obligation in Article 3.1A to provide 181 K lbs. of Steam per hour to 145 K lbs. of Steam per hour. The purpose of this reduction in Cogen's obligation in Article 3.1A would be to give Cogen a reasonable opportunity to maintain the status of the Cogeneration Facility as a "qualifying cogeneration facility" by obtaining other customers for up to 36 K lbs. per hour of its steam from October through and including May and, during upsets or emergencies, from June through and including September. If Cogen's obligation to sell and deliver Steam to Infineum is reduced as described in this Article 3.1E, and if subsequently the Force Majeure impacting Infineum abates, Infineum may request Cogen to reinstate the original rate of 181 K lbs. of Steam per hour under
Article 3.1A. Cogen's obligation under this Article 3.1E shall revert to the original rate of 181 K lbs. of Steam per hour under Article 3.1A twenty-four
(24) months following Cogen's receipt of a written notice from Infineum requesting such reversion, unless the Parties mutually agree upon an earlier date for such reversion.

         3.2  Reduced Deliveries.

              A. Should Cogen be unable to deliver and sell the quantity of Steam required to be delivered and sold to Infineum under Article 3.1A due to a reduction in the amount of steam being generated by the Cogeneration Facility due to Force Majeure, Infineum shall have the right to a pro rata allocation of steam being generated, delivered and sold from the Cogeneration Facility in relation to Cogen's delivery of steam to Bayway Refining Company and American Cyanamid Company ("Cyanamid") pursuant to an agreement between Cogen and Bayway Refining Company for the sale of steam, and a potential agreement between Cogen and Cyanamid for the sale of steam to be executed at a future date. Such pro rata allocation shall be based on Infineum's, Bayway Refining Company's and Cyanamid's previous twenty-four (24) hours of demand for steam from the Cogeneration Facility at the time of reduction of the amount of steam being generated and available for delivery and sale.

              B. Should Cogen fail for any reason to deliver to Infineum the Steam that Cogen is required to deliver to Infineum under Article 3.1, Infineum shall have the right immediately to obtain, and shall not be deemed in breach of this Agreement if it obtains, replacement steam from any other source (within or external to Infineum's Complex) for the duration of Cogen's failure to provide the Steam. If Cogen does fail for any reason (other than because of Force Majeure) to deliver to Infineum the Steam that Cogen is required to deliver to Infineum under this Article 3, and if Infineum obtains replacement steam from any other source, Cogen shall reimburse Infineum for any difference between Infineum's reasonable cost for the replacement of such steam and the cost Infineum would have incurred in buying Steam under Articles 3 and 4. To the extent that Cogen's failure to deliver Steam is excused by Force Majeure, Cogen shall owe Infineum no money for any such difference in cost. The cost which Infineum would have incurred in buying Steam under Articles 3 and 4 shall be calculated as provided in Article 10.6B.

              C. Notwithstanding Article 5.2A of this Agreement, Infineum shall not be liable to Cogen for Steam actually delivered by Cogen to the Points of Delivery of Steam in accordance with Article 3.1A of this Agreement, but that is not received by Infineum; provided that such failure to receive Steam was not caused by Infineum in contravention of this Agreement. Cogen shall not be liable to Infineum (including liability for replacement Steam) due to Infineum's failure to receive Steam if such failure is due to Bayway Refining Company's failure or refusal to deliver such Steam to Infineum.

         3.3 Routine Scheduling. Commencing with the Date of Initial Commercial Operation, Infineum shall, at any time upon Cogen's request, give Cogen its best estimate of its expected requirements for Steam from the Cogeneration Facility hereunder (including the hourly delivery rates) in such detail as follows:

              A. For each calendar year, at least by December 1 of the preceding calendar year on a monthly basis; and

              B. For each month, at least ten (10) days prior to the end of the preceding month, on a weekly basis.

Notwithstanding the foregoing, Infineum shall advise Cogen of any significant changes in its expected requirements for Steam from the Cogeneration Facility as soon as reasonably practicable.

         3.4 Quality of Steam. All Steam shall meet either of the following specifications: for high pressure level not less than 700 psig nor more than 740 psig at 700"-740"F, and for low pressure level not less than 130 psig nor more than 150 psig at 440"-480"F, and for both the high pressure level and the low pressure level, total dissolved solids and the oxygen present shall not exceed the amounts recommended by standard industrial practices for 1500 psig steam systems. At Infineum's option and subject to the limits of Article 3.1A, Infineum shall specify and Cogen shall deliver to the Points of Delivery of Steam the amounts of high pressure and low pressure Steam that Infineum desires; provided, however, that Cogen shall not be obligated to supply Infineum with more than 19 K lbs. per hour of Steam at the high pressure level at any time (except to the extent that Cogen is able to provide more than 19 K lbs. per hour at the high pressure level, Cogen shall do so, provided that Cogen is not materially adversely affected under the Power Purchase Agreement or Cogen's other agreements to sell steam to other steam users) or 226 K lbs. per hour of Steam at the low pressure level at any time (except to the extent that Cogen is able to provide more than 226 K lbs. per hour at the low pressure level, Cogen shall do so, provided that Cogen is not materially adversely affected under the Power Purchase Agreement or Cogen's other agreements to sell steam to other steam users).

         3.5 Points of Delivery. Cogen shall pay for the installation and maintenance of all Steam Interconnection Facilities.

                                    ARTICLE 4

                                  COST OF STEAM

         4.1 Monthly Steam Charge. Infineum shall pay to Cogen the monthly steam charge (MS) calculated pursuant to Part 1 of Exhibit A.

         4.2 Annual Steam Adjustment. Subject to Article 4.5, Cogen shall calculate and credit to Infineum the annual steam adjustment (ASA) according to

Part 2 of Exhibit A. This adjustment reflects differences in Steam charges to Infineum when quantities delivered to Infineum are calculated on an annualized basis versus a monthly basis.

         4.3 Monthly Initial Steam Commitment Credit. Subject to Article 4.5, Cogen shall calculate and credit to Infineum as assignee of Exxon of the Original Agreement, the monthly initial steam commitment credit (MC) according to Part 3 of Exhibit A. This credit is provided because of Exxon's commitment to purchase Steam at the initial planning stage of the development of the Cogeneration Facility and reflects a change from Cogen's previous plan to provide electricity to Exxon.

         4.4 Annual Initial Steam Commitment Credit Adjustment. Subject to
Article 4.5, Cogen shall calculate and credit to Infineum the annual initial steam commitment credit adjustment (ACA) according to Part 4 of Exhibit A. This adjustment reflects differences in the monthly initial steam commitment credit when quantities of Steam delivered to Infineum are calculated on an annualized basis versus a monthly basis.

         4.5 Cumulative Adjustments and Credits. The cumulative adjustments and credits pursuant to Articles 4.2, 4.3 and 4.4 in any Annual Period shall not exceed the cumulative monthly steam charge under Article 4.1 in any Annual Period.

                                    ARTICLE 5

                     OTHER RIGHTS AND OBLIGATIONS OF PARTIES

         5.1 Rights and Obligations of Cogen. In addition to the rights and obligations of Cogen specified in Article 3 and Article 4, Cogen shall:

             A. Have the right to sell any and all electric power generated at the Cogeneration Facility in excess of the amounts Cogen is obligated to sell to Consolidated Edison under the Power Purchase Agreement, to any third person under such terms and conditions as Cogen, in its sole discretion, determines to be appropriate.

             B. Have the right to sell any and all steam produced at the Cogeneration Facility that is first offered to but not purchased by Infineum under Article 3 to any other person on such terms and conditions as Cogen and such person shall agree, without interference by Infineum, except that such sale shall not be conducted in such manner as to interfere with Cogen's provision of Steam under Article 3 or with Infineum's reasonable and normal operation of Infineum's Complex or Infineum's Technology Center.

             C. Design, construct, operate, and maintain the Cogeneration Facility to meet reliability and safety standards consistent with steam supply to a major industrial complex and will work with Infineum so that such reliability and safety standards are adequately addressed.

         5.2 Rights and Obligations of Infineum. In addition to the rights and obligations of Infineum specified in Article 3 and Article 4, Infineum shall:

             A. Receive Cogen's delivery of Steam under this Agreement in a manner consistent with safety standards generally applicable to receipt and use of steam at a major industrial complex, and make the necessary arrangements for the delivery of Steam sold hereunder from the Points of Delivery of Steam to Infineum at Infineum's Complex and Infineum's Technology Center.

             B. [INTENTIONALLY OMITTED]

             C. Have the right to sell and deliver Steam purchased from Cogen to any person who owns or operates facilities within Infineum's Complex, at Infineum's Technology Center, at Exxon Turbo Oil, or on property transferred by Exxon to Bayway Refining Company as part of the purchase by Bayway Refining Company of Exxon's Refinery; provided, however, that Infineum shall first provide Cogen with a declaratory order of the New Jersey Board of Public Utilities or other official assurances satisfactory to Cogen that such sale and delivery would not cause or would not be likely to cause the Cogeneration Facility to cease to be a "qualifying cogeneration facility" as defined in Section 3(18) of the Federal Power Act and the regulations thereunder, and that such sale and delivery would not result in Cogen, or any person having an ownership interest in Cogen, or the Cogeneration Facility, or any person operating the Cogeneration Facility, or any Affiliate of Cogen or any such persons, becoming subject to or affected by regulation under the Federal Power Act, the Public Utility Holding Company Act of 1935, or state laws and regulations respecting the regulation of utilities, except reporting or safety requirements that are non-burdensome in nature. In the event that the State of New Jersey by law, regulation or order, does not subject the sale or delivery of steam to public utility-type regulation (other than reporting or safety requirements that are non-burdensome in nature), such a law, regulation or order shall constitute an official assurance satisfactory to Cogen, for purposes of this clause (C) of this Section 5.2; provided, that such proposed sale or delivery of Steam meets all requirements specified in such law, regulation or order. To the extent additional information is reasonably required to determine if such sale or delivery of Steam meets the requirements specified in such law, regulation or order, Cogen may request such further information from Infineum.

                                    ARTICLE 6

                            MEASUREMENT AND METERING

         6.1 Units of Measurement. For the purposes of this Agreement, Steam shall be measured in K lbs. of steam mass.

         6.2 Cogen's Measuring Equipment. Cogen shall design, install, operate, maintain, and own all measuring equipment necessary for an accurate determination of the quantity of Steam delivered to the Points of Delivery of Steam. Except as provided in Article 6.4, Cogen's meters shall be used for quantity measurements under this Agreement.

         6.3 Infineum's Measuring Equipment. Infineum may design, install, operate, maintain, and own, at its sole expense, steam measuring equipment, provided that Infineum shall not interfere with Cogen's steam supply system or with Cogen's measuring equipment.

         6.4 Means of Measurement and Notice to Cogen. Infineum shall be required to measure the quantity of Steam received by Infineum. Such measurement shall be determined by one or a combination of the following methods:

             A. Using the registration of any meter or meters of Infineum, if installed and accurately registering; or

             B. In the absence of an installed and accurately registering meter of Infineum, making a calibration test or mathematical calculation, if the percentage of error is ascertainable; or

             C. In the absence of both an installed and accurately registering meter of Infineum and an ascertainable percentage of error, estimating by reference to quantities measured during periods under similar conditions when Infineum's meter was registering accurately. Infineum shall repair and recalibrate any inaccurate meter in a timely manner; or

             D. In the absence of an ability to use any of the above methods of measurement, estimating by reference to Infineum's operating records for

         Infineum's Complex and Infineum's Technology Center for the period in question.

Commencing on the first day of the second calendar month subsequent to the date Cogen first sells Steam to Infineum under this amended and restated Agreement, and thereafter on the first day of each calendar month during the term of this Agreement, Infineum shall determine the quantities of Steam delivered to Infineum during the immediately preceding calendar month, and notify Cogen in writing of such quantities on or before the seventh day of the month. Cogen shall have the right to verify the quantities of Steam delivered to Infineum by comparison to reports by Bayway Refining Company regarding the quantities of Steam delivered to Infineum. In the event of any discrepancy between the quantities of Steam delivered to Infineum as reported by Infineum and those reported by Bayway Refining Company, Cogen shall rely, for purposes of this Agreement, on Infineum's reported quantities pending reconciliation among Cogen, Infineum and Bayway Refining Company of the reported quantities. In the event that such reconciliation between the Infineum and Bayway Refining Company reported quantities results in a revision of the reported quantities of Steam delivered to Infineum, such revisions shall be reflected in an adjusted invoice pursuant to Article 7.1C of this Agreement.

         6.5 Testing and Corrections. All meters used by either Cogen or Infineum for measuring the quantity of Steam received by Infineum shall be maintained under the following procedures:

             A. Testing of Cogen's Meters. The accuracy of Cogen's measuring equipment shall be tested and verified by Cogen at quarterly intervals in Infineum's presence. The calibration procedure to be used under this
         Article 6.5A shall be mutually agreed to by the Parties prior to the time Cogen first delivers Steam to Infineum.

             B. Testing of Infineum's Meters. The accuracy of Infineum's measuring equipment shall be tested and verified by Infineum at quarterly intervals in Cogen's presence. The calibration procedure to be used under this Article 6.5B shall be the same procedure as is used under Article 6.5A.

             C. Other Testing of Meters. In the event that either Party notifies the other that it desires a test of its own or of the other Party's measuring equipment, the Parties shall cooperate to secure a prompt verification of the accuracy of such equipment.

             D. Costs of Testing. Each party shall bear the cost of the testing and any required adjustments of its measuring equipment done at quarterly intervals. In the event that one party requests a testing of the other party's measuring equipment at other than quarterly intervals, the requesting party shall bear the cost of the testing unless such equipment is found to be inaccurate by greater than two percent (2%).

             E. Corrections of Measuring Equipment. If, upon testing, any measuring equipment is found to be inaccurate by less than two percent (2%) at a flow rate corresponding to the average hourly flow rate for Steam supplied by Cogen for Infineum's Complex and Infineum's Technology Center for the period since the last preceding test, previous recordings of such equipment shall be considered accurate in computing deliveries of Steam hereunder, but such equipment shall be promptly adjusted to record correctly to the extent possible. If, upon testing, any measuring equipment shall be found to be inaccurate by greater than two percent (2%) at a flow rate corresponding to the average hourly flow rate for Steam supplied by Cogen for Infineum's Complex or Infineum's Technology Center for the period since the last preceding test, then such equipment shall be promptly adjusted to record properly, to the extent possible, and any previous recordings by such equipment shall be corrected to zero error, to the extent possible, and Cogen shall promptly send to Infineum, pursuant to Article 7, billing adjustments based on such corrected recordings. If no reliable information exists as to when the equipment became inaccurate, it shall be assumed for correction purposes hereunder that such inaccuracy began at a point in time midway between the testing date and the last previous date on which the equipment was tested and found to be accurate or adjusted to be accurate.

         6.6 Maintenance. Each Party shall have the right to be present whenever the other Party reads, cleans, changes, repairs, inspects, tests, calibrates, or adjusts its measuring equipment. Each Party shall give timely notice to the other Party in advance of taking any of such actions.

                                    ARTICLE 7
                               BILLING AND RECORDS

         7.1  Billing.

              A. Monthly Bill to Infineum. On or before the tenth (10th) day of each month, Cogen shall prepare and deliver to Infineum an invoice setting forth the monthly steam charge and the monthly initial steam commitment credit, as set forth in Articles 4.1 and 4.3, for the preceding month. Such invoice shall also set forth the other information called for in Exhibit C and shall be in the form shown in Exhibit C. If Cogen from time to time does not know its actual cost of fuel for purposes of Exhibit A calculations for the month in question when Cogen prepares an invoice pursuant to this Article 7.1A, Cogen may estimate such cost using all available data. To the extent that an estimate is provided and used for purposes of determination of Cogen's actual cost of fuel in Exhibit A, Cogen shall provide Infineum a statement of Cogen's actual cost of fuel as soon as available to Cogen, and Cogen shall make the appropriate adjustment as well as any adjustment as a result of Cogen's actual cost of fuel exceeding the cap in
Note 1 to Exhibit A, in the following month's invoice.

              B. Annual Adjustments. Within thirty (30) days following the end of each Annual Period, Cogen shall prepare and deliver to Infineum an invoice setting forth any credits due as a result of the annual steam adjustments as set forth in Article 4.2 and the annual initial steam commitment credit adjustment as set forth in Article 4.4. Such invoice shall also set forth the other information called for in Exhibit C and shall be in the form shown in Exhibit C.

              C. Other Adjustments. Cogen shall promptly prepare and deliver to Infineum an invoice setting forth any adjustments for discrepancies in billing identified through meter verifications pursuant to Article 6.5E, through other means pursuant to Article 6.4, or for any other reason which would result in reimbursement of billed amounts to Infineum or additional payments by Infineum to Cogen.

         7.2  Payment and Penalties.

              A. Payment. Infineum shall, within fifteen (15) days of the receipt of Cogen's invoice setting forth the monthly bill to Infineum pursuant to Article 7.1A, pay Cogen for all amounts billed. Cogen shall, within fifteen
(15) days after issuing its invoice setting forth annual reconciliation credits due Infineum pursuant to Article 7.1B, pay Infineum all amounts due. Reimbursements or additional payments pursuant to Article 7.1C shall be paid within thirty (30) days of receipt of the billing adjustment invoice.

              B. Interest. If Infineum fails to pay timely all or a portion of the amounts billed pursuant to Article 7.1A or either Party fails to make timely reimbursements or additional payments pursuant to Article 7.1B or 7.1C within the time stated in this Article 7, interest on the unpaid portion shall accrue from the date due until paid at two percent (2%) over the bank prime loan rate as reported in Federal Reserve Statistical Release H.15 (or a successor publication of similar authority, if Statistical Release H.15 is discontinued) for the day the payment becomes due; provided, however, in no event shall this rate of interest exceed the maximum rate of interest permissible under the laws of the State of New Jersey.
         7.3 Disputes. If any invoice or adjustment under Article 7.1 is disputed by either Party and subsequently resolved, there shall be added to the amount determined to be due Cogen or credited to the amount due Infineum, if Infineum is due a refund, interest calculated in the same manner as for late payments under Article 7.2B.

         7.4 Records. Both Cogen and Infineum shall keep all invoices, receipts, charts, computer printouts, punch cards, magnetic tapes, and other records related to the volume and price of Steam sales made under this Agreement, including Cogen's cost of fuel and Infineum's Steam metering records along with all calculations based on such records.

         Such records shall be made available for inspection and copying by either Party or their representatives upon reasonable notice.

         Each Party shall keep all such materials for a minimum of three (3) years from the date of their preparation.

                                    ARTICLE 8
                                      TAXES

         Infineum shall be solely responsible for any sales, use, gross receipts, transfer, and similar taxes that may be imposed on the sale of Steam by Cogen to

Infineum under this Agreement and any such taxes that may be imposed on the sale of Steam by Infineum to any other party. Cogen shall be solely responsible for any taxes that may be imposed on the manufacture of steam by Cogen under this Agreement.

                                    ARTICLE 9
                                    AUTHORITY

         9.1 Authority of Infineum. Infineum hereby represents and warrants to Cogen as follows:

             A. Infineum is a limited partnership duly organized and existing in good standing under the laws of the State of Delaware, and is qualified to do business in the State of New Jersey.

             B. Infineum possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein.

             C. No suit, action or arbitration, or legal, administrative or other proceeding is pending against Infineum or its Affiliates that would affect the validity or enforceability of this Agreement or the ability of Infineum to materially fulfill its commitments hereunder.

         9.2 Authority of Cogen. Cogen hereby represents and warrants to Infineum as follows:

             A. Cogen is a limited partnership duly organized and existing under the laws of the State of Delaware and is duly qualified to do business in the State of New Jersey.

             B. Cogen possesses all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated herein.

             C. No suit, action or arbitration, or legal, administrative or other proceeding is pending against Cogen or its Affiliates that would affect the validity or enforceability of this Agreement or the ability of Cogen to materially fulfill its commitments hereunder.

                                   ARTICLE 10
                                  FORCE MAJEURE

         10.1 Definition. Except for the obligations of a Party to make payments when due under this Agreement, the Parties shall be excused from delays in performance or failures to perform their respective obligations hereunder and shall not be liable in damages or otherwise, if and only to the extent that such delays or failures are caused by Force Majeure. The term "Force Majeure" means any cause beyond the reasonable control of the affected Party, including, without limitation, storm, flood, lightning, drought, earthquake, fire, explosion, civil disturbance, labor dispute, act of God or the public enemy, or action of a court or governmental authority. Financial distress of either Party, late delivery of materials or equipment

(unless itself caused by Force Majeure), or inadequate performance by contractors (unless itself caused by Force Majeure) shall not be considered Force Majeure.

         10.2 Burden of Proof. The burden of proof as to whether a Force Majeure event or condition has occurred shall be upon the Party claiming that it should be excused from performing its obligations hereunder due to the occurrence of such an event or condition.

         10.3 Condition. If either Party relies on Force Majeure as a basis for being excused from performance of its obligations under this Agreement, then the Party relying on Force Majeure shall:

             A. Provide prompt oral notice to the other Party, confirmed promptly in writing, of the occurrence of the event or condition, with an estimate of its expected duration and the probable impact on the performance of its obligations hereunder;

             B. Exercise all reasonable efforts to continue to perform its obligations hereunder;

             C. Expeditiously take action to correct or cure the event or condition excusing performance to the extent reasonably practicable;

             D. Exercise all reasonable efforts to mitigate or limit damages to the other Party; and

             E. Provide prompt oral notice to the other Party, confirmed promptly in writing, of the cessation of the event or condition giving rise to its excusal from performance.

         10.4 Labor Disputes. This Article 10 shall not require the settlement of any strike, walkout, lockout, or other labor dispute on terms which, at the discretion of the Party involved, are contrary to its interests. The settlement of such labor disputes shall be at the sole discretion of the Party involved.

         10.5 Termination for Force Majeure. If, after the Date of Initial Commercial Operation, Cogen is excused from performing its obligations hereunder due to Force Majeure, and such Force Majeure continues in effect for a period of six (6) months after the initial event or condition of Force Majeure, subject to
Article 10.6, Infineum may terminate this Agreement, effective on the last day of such six (6) month period or thereafter, by giving Cogen and the Financier identified in Article 11.4 at least thirty (30) days' prior written notice. Failure by Cogen to perform its obligations due to Force Majeure or the failure by Cogen to implement one of the alternatives described in subparagraph (i),
(ii), or (iii) of Article 10.6A shall not be considered a breach of this Agreement by Cogen.
         10.6 Cogen's Right to Temporary Cure.

              A. If after the Date of Initial Commercial Operation Cogen is prevented for a period of six (6) months by Force Majeure from delivering to Infineum Steam in accordance with Article 3 from the Cogeneration Facility, Cogen, at its option, may prevent Infineum from terminating this Agreement pursuant to Article 10.5, and will be in compliance with this Agreement, by:

                  (i) supplying Steam from temporary boilers or otherwise to Infineum's Complex and Infineum's Technology Center in an amount, quality, and at a cost as provided in Articles 3 and 4; or

                  (ii) paying to Infineum the cost of procurement and installation by Infineum of temporary boilers to supply steam to Infineum's Complex and Infineum's Technology Center in an amount and quality as provided in Article 3 and paying Infineum any difference between the cost to Infineum of generating such steam and the cost Infineum would have incurred in buying Steam under Articles 3 and 4, provided that this option shall not apply unless Infineum is reasonably able to procure, install, and operate such temporary boilers; or

                  (iii) paying to Infineum any difference between Infineum's cost for steam purchased from Public Service Electric and Gas Company (or its successor) or any company from whom Infineum buys steam and the cost Infineum would have incurred in buying Steam under Articles 3 and 4;

from the end of the six (6) month period described in Article 10.5 until either the Force Majeure no longer prevents Cogen from delivering Steam in accordance with Article 3 from the Cogeneration Facility, or until twenty-four (24) months after Cogen gives Infineum written notice that Cogen does not intend to continue pursuant to subparagraph (i), (ii), or (iii) above. If Cogen elects to continue the Agreement in force by implementing one of the alternatives described in subparagraph (i), (ii), or (iii) above, it must give Infineum at least ninety
(90) days' prior written notice to that effect and such notice must specify which alternative Cogen elects. In the event that Cogen subsequently gives Infineum such written notice that it does not intend to continue pursuant to subparagraph (i), (ii), or (iii) above, the termination of this Agreement pursuant to Article 10.5 shall be effective twenty-four (24) months after Cogen gives Infineum such written notice.

              B. For purposes of determining the cost which Infineum would have incurred in buying Steam under Articles 3 and 4, the cost of Cogen's fuel for the Exhibit A calculations shall conclusively be deemed to be the Weighted Average Cost of Gas. Additionally, the cost which Infineum would have incurred in buying Steam under Articles 3 and 4 shall include payments or credits to Infineum for the annual steam adjustment, monthly initial steam commitment credit, and annual initial steam commitment credit adjustment.

              C. The implementation by Cogen of one of the alternatives described in subparagraphs (i), (ii), and (iii) of Article 10.6A and subsequent termination of this Agreement by Cogen on twenty-four (24) months' prior written notice to Infineum shall not be considered a breach of this Agreement by Cogen.

                                   ARTICLE 11
                       BREACH OF CONTRACT AND TERMINATION

         11.1 Infineum's Right to Terminate. Subject to Article 11.4, Infineum shall have the right, at its option, to terminate this Agreement upon the occurrence of any of the following events:

              A. Cogen breaches this Agreement by failing to substantially perform any material obligation under this Agreement, which failure continues for a period of sixty (60) days after Infineum gives Cogen and the Financier identified in Article 11.4 written notice of such breach; provided, however, that if such breach may not reasonably be cured within such sixty (60) day period, Infineum may not terminate this Agreement pursuant to this Article 11.1A if Cogen diligently commences to cure such breach within such sixty (60) day period, and this Agreement shall remain in effect for so long as Cogen diligently continues such efforts, unless such breach continues uncured for six
         (6) months after Infineum's written notice of breach to Cogen and the Financier identified in Article 11.4; or

              B. Cogen fails to commence Commercial Operation by July 1, 1993 (as such date may be extended by Force Majeure pursuant to the terms of Article 2.3A), or to initiate any of the alternative arrangements described in Article 2.3B, and Infineum gives Cogen and the Financier identified in Article 11.4 thirty (30) days' prior written notice of termination pursuant to Article 2.3A; or

              C. Cogen claims that it is excused after the Date of Initial Commercial Operation from failing to deliver Steam to Infineum from the Cogeneration Facility due to Force Majeure and does not within six (6) months either resume full performance or initiate one of the alternative arrangements described in Article 10.6, and Infineum gives Cogen and the Financier identified in Article 11.4 thirty (30) days' prior written notice of termination pursuant to Article 10.5; or

              D. Infineum elects to terminate this Agreement at the expiration of the Base Term or at the expiration of the first five (5) year renewal term, as the case may be, by giving to Cogen and the Financier identified in Article 11.4 five and one-half (5-1/2) years' prior written notice of termination, as provided in Article 2.2.

         11.2 Cogen's Right To Terminate. Cogen shall have the right, at its option, to terminate this Agreement upon the occurrence of any of the following events:

              A. Infineum breaches this Agreement by failing to make timely payment to Cogen of the monthly Steam charges pursuant to Article 7, which failure continues for a period of thirty (30) days after Cogen gives Infineum written notice of such failure to pay; or

              B. Infineum breaches this Agreement by failing to substantially perform any material obligation under this Agreement, other than payment of amounts due as described in Article 11.2A, which failure continues for a period of sixty (60) days after Cogen gives Infineum written notice of such breach; provided, however, that if such breach may not reasonably be cured within such sixty (60) day period, Cogen may not terminate this Agreement pursuant to this Article 11.2B, if Infineum diligently commences to cure such breach within such sixty (60) day period, and this Agreement shall remain in effect for so long as Infineum diligently continues such efforts, unless the breach continues uncured for six (6) months after Cogen's written notice of breach to Infineum; or

              C. Cogen fails to commence Commercial Operation by the date specified in Article 2.3A, but initiates one of the alternative arrangements described in Article 2.3B, and subsequently gives Infineum twenty-four (24) months' prior written notice under Article 2.3B that Cogen does not intend to continue such arrangement; or

              D. Cogen claims that it is excused from failing to perform its obligations under this Agreement due to Force Majeure, initiates one of the alternative arrangements described in Article 10.6, and subsequently gives Infineum twenty-four (24) months' prior written notice under Article 10.6 that Cogen does not intend to continue such arrangement; or

              E. Infineum's External Steam Requirements from Cogen under this Agreement fall below 57,080 K lbs. of Steam in any Annual Period (other than because of Force Majeure) and Cogen, with Infineum's External Steam Requirements from Cogen in combination with the steam demand from Cogen's other steam customers, is unable to maintain the status of the

         Cogeneration Facility as a "qualifying cogeneration facility" (as defined in Section 3(18) of the Federal Power Act and the regulations thereunder) for at least two (2) gas turbines, and Cogen subsequently gives Infineum six (6) month's prior written notice of termination of this Agreement; or

              F. Cogen elects to terminate this Agreement at the expiration of the Base Term or at the expiration of the first five (5) year renewal term, as the case may be, by giving to Infineum four (4) years' prior written notice of termination, as provided in Article 2.2.

Any notice from Cogen to Infineum of termination of this Agreement will be effective only if such notice either (i) is joined in by the Financier in writing, if there is a Financier then in existence, or (ii) certifies on its face that there is no Financier.

         11.3 Automatic Termination. This Agreement shall automatically terminate as of the effective date set forth in Article 11.5 below if:

              A. The Ground Lease terminates under Section 16.3B of the Ground Lease Agreement (relating to full taking of the Demised Premises);

              B. The Ground Lease enters the Improvements Removal Period or terminates for any other reason; or

              C. This Agreement continues in effect until January 1, 2033, and is not extended by the written consent of the Parties.

         11.4 Notice to the Financier, Lenders and Mortgagees.

              A. Infineum shall have no right to terminate this Agreement for breach pursuant to Article 11.1A, 11.1B, or 11.1C, until Infineum (i) has provided the Financier substantially the same notice which Infineum is obligated to provide Cogen pursuant to Article 11.1A, 11.1B, 11.1C, or 11.5A; (ii) has provided the Financier the same right to cure such breach as Cogen; and (iii) in the case of breach which is susceptible of being cured only if the Financier has access to the Demised Premises, the "Improvements," the "Interconnection Areas," the "Utility Areas," and the "Access Rights of Way," in each case as defined in the Ground Lease Agreement (and only in the case of such breach), has provided the Financier six (6) additional months subsequent to the end of the period in
Article 11.1A for the cure of any such breach, without extension for any period contemplated in Article 10, to cure such breach; provided that the Financier has pursued and continues to pursue with diligence, continuity and good faith all actions to enable the Financier to obtain access in order to cure, and to cure, such breach; provided, further, that in respect of any such breach which is the failure to deliver to Infineum Steam from the Cogeneration Facility in accordance with Article 3, the Financier must also pay to Infineum, for so long as such breach continues during such additional period, any difference between Infineum's reasonable cost for replacement steam from any other source and the cost Infineum would have incurred in buying Steam under Articles 3 and 4. Infineum may in its discretion obtain such replacement steam from any source (within or external to Infineum's

Complex) it deems appropriate. All payments by the Financier to Infineum pursuant to the above provision will be made, to the account specified by Infineum in writing, monthly within ten (10) days of receipt by the Financier of a written statement from Infineum setting forth the amount due and in reasonable detail the basis for the amount due. The cost which Infineum would have incurred in buying Steam under Articles 3 and 4 shall be calculated as provided in
Article 10.6B.

              B. Cogen shall have no right to terminate this Agreement pursuant to Article 11.2 until Cogen (i) has provided any mortgagee holding a mortgage on all or any part of Infineum's Property substantially the same notices which Cogen is obligated to provide Infineum pursuant to Article 11.2, and (ii) has provided such lender or mortgagee the same right to cure as Infineum, provided that Infineum has previously given Cogen actual notice of the appropriate contact person and address for any such lender or mortgagee. If Cogen gives Infineum written notice of its termination of this Agreement, Infineum shall notify the Financier that Infineum has received such notice.

         11.5 Effective Date of Termination.

              A. If a breach described in Article 11.1A occurs and the time period described in Article 11.1A has expired, Infineum may promptly give Cogen a second written notice, which notice shall, when given, terminate this Agreement.

              B. If the event described in Article 11.1B occurs, this Agreement shall terminate on the date described in Article 2.3A.

              C. If the events described in Article 11.1C occur, this Agreement shall terminate at the end of the thirty (30) day period referred to in Article 10.5.

              D. If the events described in Article 11.1D occur, this Agreement shall terminate at the expiration of the Base Term or at the expiration of the first five (5) year renewal term, as the case may be.

              E. If a breach described in Article 11.2A or 11.2B occurs and the applicable time period described in Article 11.2A or 11.2B has expired, Cogen may promptly give Infineum a second written notice, which notice shall, when given, terminate this Agreement.

              F. If the events described in Article 11.2C occur, this Agreement shall terminate upon the expiration of the twenty-four (24) month notice period described in Article 2.3B.

              G. If the events described in Article 11.2D occur, this Agreement shall terminate upon the expiration of the twenty-four (24) month notice period described in Article 10.6A.

              H. If the events described in Article 11.2E occur, this Agreement shall terminate upon the expiration of the six (6) month notice period described in Article 11.2E; provided that, if Infineum does not need Steam from Cogen for all of such six (6) month period, Infineum shall promptly advise Cogen in writing and the Parties may accelerate the termination date of this Agreement by mutual written consent.

              I. If the events described in Article 11.2F occur, this Agreement shall terminate at expiration of the Base Term or at the expiration of the first five (5) year renewal term, as the case may be.

              J. If any of the events described in Article 11.3A occurs, this Agreement shall automatically terminate when the Ground Lease terminates. If the Ground Lease terminates for any other reason, this Agreement shall automatically terminate pursuant to Article 11.3B when the Improvements Removal Period commences or, if there is no Improvements Removal Period, when the Ground Lease terminates.

              K. If the event described in Article 11.3C occurs, this Agreement shall terminate at 12:01 a.m. on January 1, 2033.

         11.6 Transition.

              A. If this Agreement is terminated for any reason, the Parties shall work together to achieve a smooth transition. Unless and until this Agreement has been terminated, neither Party shall refuse to make any of the payments or perform any of the other obligations required under this Agreement on the basis of any anticipated termination of this Agreement, or any actual or alleged breach by the other Party, subject to the exception described in Article 11.6B below.

              B. If Cogen terminates the Ground Lease under Sections 16.2D (relating to termination of the Power Purchase Agreement), 16.2E (relating to inability of Cogen to receive or maintain Governmental Authorizations), 16.2F (relating to inability of the Demised Premises and other areas to be used for

Cogen's purposes), or 16.2G (relating to partial taking) of the Ground Lease Agreement, thus triggering subsequent automatic termination of this Agreement under Article 11.3, it is understood that Cogen may not be able to continue to provide Steam to Infineum under this Agreement. In such event, Cogen shall: (i) use its best efforts to continue to supply Steam to Infineum, as would otherwise be required by Article 3.1A, until the commencement of the Improvements Removal Period, or (ii) if Cogen cannot supply such Steam, permit Infineum to operate and maintain the Cogeneration Facility to supply steam to Infineum's Complex and Infineum's Technology Center until the commencement of the Improvements Removal Period, provided that in neither event shall Cogen be required to make capital expenditures or to incur out-of-pocket operating and maintenance costs net of revenues in order to keep the Cogeneration Facility operational, unless Infineum fully and promptly reimburses Cogen for such capital expenditures and out-of-pocket operating costs net of revenues.

                                   ARTICLE 12
                                    LIABILITY

         12.1  Limitation on Liability for Damages.

              A. Cogen, and its officers, directors, partners, agents, employees, Affiliates, successors and assigns shall not be liable under this Agreement to Infineum or its officers, directors, partners, agents, employees, Affiliates, or their successors or assigns, for any punitive, indirect, or consequential damages, including loss of profits, however caused; provided that this limitation shall not apply to any damages under this Agreement caused by Cogen's intentional provision of steam to another entity with the result that Infineum does not receive the amounts of Steam it is entitled to under this Agreement.

              B. Infineum, and its officers, directors, partners, agents, employees, Affiliates, successors and assigns shall not be liable under this Agreement to Cogen or its officers, directors, partners, agents, employees, Affiliates, or their successors or assigns, for any punitive, indirect, or consequential damages, including loss of profits, however caused; provided that this limitation shall not apply to any damages under this Agreement caused by Infineum's intentional purchase and acceptance of steam for industrial purposes at Infineum's Complex or Infineum's Technology Center from an entity other than Cogen, or caused by Infineum's provision to itself of steam for industrial purposes when Infineum has not purchased Steam from Cogen in such amounts as specified in Article 3.1B and Cogen is otherwise able to provide such amounts of Steam to the Points of Delivery of Steam. The parties acknowledge that Cogen's steam sold to Infineum for Infineum's Complex and Infineum's Technology Center is delivered into steam delivery facilities that are owned by Bayway Refining Company and that the facilities deliver steam to Infineum and Bayway Refining Company. The parties also acknowledge that steam produced by Bayway Refining Company is also delivered into the said steam delivery facilities commingling with Steam provided by Cogen. Therefore, the parties agree that if Infineum, in accepting Steam provided by Cogen under this Agreement, inadvertently accepts steam produced by Bayway Refining Company, then such acceptance of steam by Infineum shall not deprive Infineum of the limitation on liability provided by this Article 12.1B.

              C. Nothing in this Article 12.1 shall prohibit or prevent Cogen from making the allocations of Steam described in Article 3.2A, nor shall anything in this Article 12.1 prohibit or prevent Infineum from obtaining steam from alternate sources pursuant to and under the circumstances described in
Article 3.2B, which activities shall not be deemed breaches of this Agreement.

              D. In the event this Agreement is terminated pursuant to Article 11.1B, 11.1C, 11.1D, 11.2C, 11.2D, 11.2E, 11.2F, 11.3C, or in the event this
Agreement is terminated pursuant to Article 11.3A or 11.3B because the Ground Lease Agreement was terminated pursuant to Section 16.1D, 16.1F, 16.2C, 16.2D, 16.2E, 16.2F, 16.2G, 16.2H, 16.3A or 16.3B, both Parties shall be discharged from all obligations under this Agreement other than those which accrued before the effective date of such termination of this Agreement.

         12.2 Damages. If either Party breaches this Agreement, the aggrieved Party shall be entitled to seek damages as available at law except as may be limited pursuant to Article 12.1.

         12.3 Specific Performance. In addition to the right of termination referred to in Article 11, Infineum and Cogen shall each have the right to seek the specific performance by the other Party of any of its obligations under this Agreement.

                                   ARTICLE 13
                                    NONWAIVER

         The various rights, remedies, options, and elections of Infineum and Cogen as expressed herein are cumulative, and the failure of Infineum or Cogen to enforce strict performance by the other Party of the provisions of this Agreement or to exercise any right, election, or option or to resort or have recourse to any remedy herein conferred will not be construed or deemed to be a waiver or a relinquishment of the future enforcement by Infineum or Cogen of any such provisions, rights, options, elections, or remedies, but the same will continue in full force and effect.

                                   ARTICLE 14
                               NOTICE AND SERVICE

         14.1 Notice. All notices, requests, demands and other communications required or permitted under the terms of this Agreement shall be sufficient in form if in writing and shall be deemed to be duly given if delivered by personal service, telegram, or mailed certified or registered first class mail, postage prepaid, properly addressed to the Party entitled to receive such notice pursuant to Article 14.3.

         14.2 Date of Service.

              A. Mail. If a notice is sent by registered or certified mail, it shall be deemed given within three (3) days, excluding Saturdays, Sundays, or legal holidays of the State of New Jersey, after deposit of the same in the United States mail, postage prepaid, except as otherwise demonstrated by a signed receipt.

              B. Telegram. If a notice is served by telegram, it shall be deemed given eighteen (18) hours after delivery to the telegram company.

              C. Personal Service. If a notice is served by personal service, it shall be deemed given upon the date of actual delivery to the address of the Party to be notified.

         14.3 Addresses. Notices may be sent to the Parties at the following addresses:
                  A.  Cogen:      Cogen Technologies Linden Venture, L.P.
                                  c/o RCM Holdings, Inc.
                                  33rd Floor
                                  711 Louisiana Street
                                  Houston, Texas  77002
                                  Attn.: Mr. Robert C. McNair
                                         President

         with a copy to:

                                  Cogen Technologies Linden Venture, L.P.
                                  1095 Cranbury South River Road
                                  Suite 10
                                  Jamesburg, New Jersey 08831
                                  Attn:  Director of Operations

                  B.  Infineum    Infineum USA L.P.
                                  1900 East Linden Avenue
                                  Linden, New Jersey 07036
                                  Attn: Procurement Manager,
                                        Services/Contracts

         or to such other and different persons or addresses as may be designated by the Parties.

                                   ARTICLE 15
                                   AMENDMENTS

         No amendment or modification of the terms of this Agreement shall be binding on either Infineum or Cogen unless reduced to writing and signed by both Parties.

                                   ARTICLE 16
                             SUCCESSORS AND ASSIGNS

         16.1 Assignment by Infineum. At any time Infineum may sell or transfer all or any part of Infineum's Complex, Infineum's Technology Center or Infineum's Property to any Affiliate of Infineum or any third party. If Infineum sells or otherwise transfers all of Infineum's Complex to any entity, this Agreement shall automatically be assigned to such entity and shall be binding on and inure to the benefit of any such entity. If Infineum sells or otherwise transfers to any entity any part of Infineum's Complex which has consumed steam since April 8, 1993, such transferee and Cogen shall enter into the separate agreement described in Article 16.5 for the continued provision of Steam to that part of Infineum's Complex.

         16.2 Assignment by Cogen. Cogen shall not assign, transfer, pledge, or hypothecate this Agreement at any time, except that:

              A. Cogen may at any time assign, pledge, or hypothecate this Agreement, provided that, in accordance with the terms of the Ground Lease

         Agreement, the Ground Lease Agreement is simultaneously assigned, pledged, or hypothecated to the same entity by Cogen; and

              B. Following two (2) years after the Date of Initial Commercial Operation, Cogen may assign or transfer this Agreement to an unrelated entity, provided that such unrelated entity shall also assume Cogen's rights and obligations under the Ground Lease Agreement, and (i) first deliver to Infineum its written assumption agreement substantially in the form of Exhibit G-1 to be bound by all of the provisions of this Agreement and the Ground Lease Agreement; (ii) have the personnel, experience, equipment and other resources reasonably required to perform its obligations under this Agreement and the Ground Lease Agreement; (iii) be financially capable based upon reasonable standards of performing its obligations under this Agreement and the Ground Lease Agreement; and (iv) be in other respects reasonably acceptable to Infineum. Subject to Article 16.7, this Agreement shall be binding on and inure to the benefit of the successors and assigns of Cogen.

         16.3 Continuing Obligations. No assignment of this Agreement by Infineum or Cogen shall operate to relieve Infineum or Cogen of any obligations under this Agreement which have accrued prior to the effective date of the assignment. An obligation shall be deemed to have accrued before the effective date of an assignment only if all the substantive elements of the obligation have accrued by that date. An assignment of this Agreement shall relieve the assignor of any obligations to the other Party under this Agreement which have not accrued before the effective date of the assignment; provided, however, that the assignor shall continue to be obligated under this Agreement if any such assignment shall be ineffective.

         16.4 [INTENTIONALLY OMITTED]

         16.5 Transfers of Part of Infineum's Complex.

              A. If Infineum sells or otherwise transfers to any entity any part of Infineum's Complex which has consumed steam since January 1, 1988, such transferee shall be obligated to enter into a separate agreement with Cogen covering the provision of Steam to such entity. In such event, Infineum's obligations to purchase Steam and Cogen's obligations to provide Steam under this Agreement shall be reduced pursuant to Article 16.5B, and the formulas for calculating the monthly steam charge and annual steam adjustment under this Agreement shall be adjusted pursuant to Article 16.5C. The provisions of any separate agreement shall be substantially similar to those of this Agreement, with the transferee assuming the rights and obligations of Infineum for the remaining term of this Agreement with respect to the transferee's part of Infineum's Complex, except that (i) Article 2 shall reflect, as appropriate, that some of the Base Term of the Agreement will have passed; (ii) Article 3 shall incorporate reduced rates of Steam according to Article 16.5B below; (iii) Exhibit A, Parts 1 and 2, shall be amended according to Article 16.5C below; and
(iv) Exhibits B and C shall be amended as appropriate.

              B. Should Infineum sell or otherwise transfer any part of Infineum's Complex, with the result that the transferee enters into a separate agreement covering the provision of Steam to such entity pursuant to Article 16.5A, the rates of Steam set forth in Articles 3.1A, 3.1B, 3.1D, 3.1E and 11.2E of such separate agreement shall be reduced on a pro rata basis by multiplying the rate in question by a/b, where a is the total amount of Steam provided by Cogen to the part of Infineum's Complex subject to transfer during the last twenty-four (24) month period of continuous steam use at such part of Infineum's Complex subsequent to April 8, 1993 (or a reasonable estimate of the same if the data is unavailable) and b is the total amount of Steam provided by Cogen during the same period of time to Infineum's Complex and Infineum's Technology Center. The rates of Steam set forth in Articles 3.1A, 3.1B, 3.1D, 3.1E and 11.2E of this Agreement shall thereafter be reduced on a pro rata basis by multiplying the rate in question by (b-a)/b. An example of a pro rata allocation of Steam is set forth in Exhibit E. If a is zero (i.e., the part of Infineum's Complex to be transferred has not used steam for a continuous twenty-four (24) month period since April 8, 1993), the transferee shall have no obligation to enter into any separate agreement with Cogen. If part of Infineum's Complex to be transferred has been removed from operation requiring steam prior to and at the time of transfer and if the transferee has no intention of using steam at that part of Infineum's Complex and will affirm the same to Cogen in writing, then neither the transferee nor Cogen will have any obligation to enter into any separate agreement pursuant to Article 16.5A and this Agreement shall not be modified pursuant to Article 16.5A. The rates of high pressure level and low pressure level Steam set forth in Article 3.4 shall also be pro rated. These pro rations shall be based on high pressure level and low pressure level Steam use and shall be calculated using methods similar to the methods described above as illustrated in the example set forth in Exhibit E.

              C. Should Infineum sell or otherwise transfer any part of Infineum's Complex with the result that the transferee enters into a separate agreement covering the provision of Steam to such entity pursuant to Article 16.5A, Exhibit A, Parts 1 and 2, of such separate agreement shall be amended by multiplying the number "27" in those places where it appears by the fraction a/b determined under Article 16.5B and Exhibit A, Parts 3 and 4, will be deleted. Furthermore, this Agreement will be amended by multiplying the number "27" in Exhibit A, Parts 1 and 2, by the fraction (b-a)/b, but Exhibit A, Parts 3 and 4, shall remain unchanged. An example of an amendment to the number "27" in Exhibit A is set forth in Exhibit E.

         16.6 [INTENTIONALLY OMITTED]

         16.7 Rights of the Financier and Other Lenders.

              A. Infineum has executed and delivered to the Owner Trust, as Financier, a recognition agreement substantially in the form shown in Exhibit I. Hereafter, if Cogen assigns, pledges, or hypothecates this Agreement to secure a loan from another Financier to be recognized as the Financier by Infineum for purposes of this Agreement, pursuant to Article 16.2 above, in connection therewith Infineum shall execute a consent to any such assignment, in substantially the form shown in Exhibit H, as may be reasonably requested by the other Financier and Infineum shall give the information specified in Article
16.8 below.

              B. On instructions from the Financier, unless otherwise directed by a court of competent jurisdiction, Infineum shall make all payments due Cogen under this Agreement in accordance with the written instructions of the Financier in conformity with its documentation with Cogen, and in such event Infineum shall not be liable to Cogen for such payments.

              C. If the general partner of Cogen becomes in default under its partnership agreement with the Owner Trust, the Owner Trust may designate a new general partner of Cogen, provided that such new general partner has the personnel, experience, equipment and other resources reasonably required to perform its obligations under this Agreement and the Ground Lease Agreement and is in other respects reasonably acceptable to Infineum. Infineum agrees that General Electric Company and General Electric Capital Corporation meet the requirements of Article 16.7C(ii), (iii), and (iv) (and the comparable requirements of Article 16.7F(ii)(b), (c), and (d)). Similarly, if Cogen becomes in default under any loan documentation with the Financier or any successor or assign of Financier holding a collateral assignment, pledge, or hypothecation of Cogen's interest in this Agreement, the Financier or such successor or assign may assume or cause a third party to assume Cogen's rights and obligations under this Agreement at any time, provided that the Financier or such successor, assign, or third party must first give

Infineum reasonable written notice of such assumption, which notice shall contain a request (which specifically references this Article 16.7C) for a list of all defaults of Cogen under this Agreement and the Ground Lease Agreement, at least thirty (30) days in advance and must first (i) enter into an agreement with Infineum agreeing to assume Cogen's rights and obligations thereafter accruing under this Agreement and the Ground Lease Agreement and to cure all existing defaults of Cogen under this Agreement and the Ground Lease Agreement that can be cured (including without limitation paying all amounts owed by Cogen to Infineum, subject to the caps set forth in Exhibit G-3, if applicable) pursuant to and as provided in an assumption agreement substantially in the form of Exhibit G-2; provided that the Financier or any nominee or designee of the Financier holding the interest in this Agreement for the benefit of the Financier may enter into such an assumption agreement substantially in the form of Exhibit G-3; (ii) have the personnel, experience, equipment, and other resources reasonably required to perform its obligations under this Agreement and the Ground Lease Agreement; (iii) be financially capable based upon reasonable standards of performing its obligations under this Agreement and the Ground Lease Agreement, and (iv) be in the other respects reasonably acceptable to Infineum. In such event, Infineum will accept performance by such Financier, successor, assign, or third party.

              D. Following the assumption of Cogen's rights and obligations under this Agreement by the Financier or its successor, assign, or a third party pursuant to Article 16.7C, such Financier, successor, assign, or third party may assign its rights and obligations under this Agreement to any entity, provided that such Financier, successor, assign, or third party must first give Infineum reasonable written notice of such assignment at least thirty (30) days in advance and must first meet the requirements of Article 16.7C(i), (ii), (iii), and (iv). Any such entity may, with reasonable written notice to Infineum at least thirty (30) days in advance, assign its rights and obligations under this Agreement to other entities meeting the requirements of Article 16.7C(i), (ii),
(iii), and (iv). In such event, Infineum will accept performance by such entity.

              E. Notwithstanding any other provision of this Agreement, after the Financier or any successor, assign, third party or other entity referred to in Article 16.7C or 16.7D above assumes Cogen's rights and obligations under this Agreement, Infineum will retain all of its rights under this Agreement, including without limitation the right to terminate this Agreement for any of the reasons specified in Article 11. Furthermore, Cogen and the Financier (and its successors and assigns) will give Infineum concurrent notice of any default by Cogen and the exercise by Financier (and its successors and assigns) of any remedy under any of the documentation between Cogen and Financier (and its successors and assigns) pertaining to the Cogeneration Facility.

              F. In the event of the rejection of this Agreement and the Ground Lease Agreement prior to their stated expiration dates pursuant to Section 365 of the Bankruptcy Code of 1978, as amended, or any successor provision thereto, in a case wherein Cogen is the debtor, Infineum will enter a new steam sale agreement with the Financier or the same nominee or designee of the Financier for the remainder of the term of this Agreement (assuming no rejection had occurred), effective, in each case, as of the date of such rejection and upon substantially the same covenants, agreements, terms, provisions, and limitations herein contained and therein contained (in each case, excluding a provision equivalent to this Article 16.7F), provided:

         (i) the Financier delivers a written request to Infineum for such new steam sale agreement within thirty (30) days from the date of such rejection, which written request is accompanied by payment to Infineum of all amounts due to Infineum under this Agreement and unpaid as of the date of such request and which request identifies the party to act as supplier under the new steam sale agreement.

         (ii) the Financier or such nominee or designee who is to act as supplier under the new steam sale agreement must (a) cure all existing defaults of Cogen under this Agreement that can be cured and that would exist but for such rejection (including without limitation paying all amounts owed by Cogen to Infineum (b) have the personnel, experience, equipment, and other resources reasonably required to perform its obligations under the new steam sale agreement (c) be financially capable based upon reasonable standards of performing its obligations under the new steam sale agreement, and (d) be in the other respects reasonably acceptable to Infineum;

         (iii) such new steam sale agreement will expressly provide that Infineum will not be required to deliver actual possession of the Demised Premises on the date of execution and delivery thereof free of lessees, tenants, or other occupants;

         (iv) such new steam sale agreement will expressly provide that with respect to all representations, warranties, and covenants of Infineum under the new steam sale agreement that refer to the "date hereof" or "effective date of this Agreement" or words or phrases or provisions of similar import, the same refer to the date of this Agreement, and not the date of execution and delivery of such new steam sale agreement and it is agreed that Infineum will not be obligated to remove any liens placed on the Demised Premises or any other part of Infineum's Property subsequent to the date hereof; and

         (v) the Financier or such nominee or designee enters into a new steam sale agreement unless this Agreement has been previously terminated in accordance with its terms other than in the event this Agreement is rejected pursuant to Section 365 of the Bankruptcy Code of 1978, as amended, or any successor provision thereto, in a case wherein Cogen is the debtor.

              G. So long as there exists a Financier, Infineum and Cogen shall not, without the prior written consent of the Financier (which consent shall not be unreasonably delayed or withheld) enter into a written amendment of this Agreement.

         16.8 Status Certificates. Either Party from time to time at the request of the other Party shall sign promptly a written certificate confirming that this Agreement has been duly authorized, is valid, and does not conflict with the articles of incorporation, by-laws, or partnership agreement of the Party in question, and stating whether the Agreement is in full force and effect; whether it has been modified or amended, and if so, the substance of such modification or amendment; whether there have been any uncured breaches; whether there are any offsets, counterclaims, or defenses to be asserted by that Party against the other under this Agreement; and such other information as may be reasonably requested.

                                   ARTICLE 17
                                  CHOICE OF LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                   ARTICLE 18
                                  RENEGOTIATION

         Should any term or provision of this Agreement be found invalid by any court or regulatory body having jurisdiction thereover, the Parties shall immediately renegotiate in good faith such term or provision of the Agreement to eliminate such invalidity, consistent with the intent of this Agreement.

                                   ARTICLE 19
                     CONSENT NOT TO BE UNREASONABLY WITHHELD

         Whenever either Party requests any consent, permission, or approval which may be required or desired by that Party pursuant to the provisions of this Agreement, the other Party shall not unreasonably withhold or postpone the grant of such consent, permission, or approval.

                                   ARTICLE 20
                                OTHER AGREEMENTS

         This Agreement supersedes all prior oral and written agreements and understandings of the Parties relating to the subject matters hereof. This Agreement constitutes the entire agreement and understanding of the Parties relating to the subject matter hereof. Infineum acknowledges that it has no rights as Lessor under the Ground Lease Agreement as assigned to Bayway Refining Company and that for purposes of construing the rights and obligations of the Parties under this Agreement, Infineum may not allege any default of Cogen under this Agreement arising from or in connection with the exercise or non-exercise, or the performance or the non-performance, by Cogen of its rights or obligations under the Ground Lease Agreement. Nothing in this Agreement shall diminish: (i) the rights of Cogen that are exercisable in connection with the Ground Lease Agreement, and (ii) the validity of any provisions of this Agreement that are effective without further action of either Party, including the automatic termination of this Agreement upon termination of the Ground Lease Agreement as provided in Article 11.3; provided, however, that for purposes of this Agreement, the Ground Lease Agreement shall not be deemed terminated if the primary reason for any such termination is to enable Cogen to avoid its obligations under this Agreement, or if the reason for the termination is the purchase by Cogen, or any other entity, of all or a portion of the land that is the subject of the Ground Lease.

                                   ARTICLE 21
                                    CAPTIONS

         All indices, titles, subject headings, section titles, and similar items are provided for the purpose of reference and convenience and are not intended to be inclusive, definitive, or to control the meaning, content, or scope of this Agreement.

                                   ARTICLE 22
                                  COUNTERPARTS

         This Agreement may be executed in any number of counter parts, and each executed counterpart shall have the same force and effect as an original instrument.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, as amended and restated in its entirety, to be signed by their respective officers thereunto duly authorized as of the day and year first set forth above.

ATTEST:                          COGEN TECHNOLOGIES LINDEN VENTURE, L.P.
                                 (d/b/a COGEN TECHNOLOGIES LINDEN VENTURE,
                                 LIMITED PARTNERSHIP)

                                 By: COGEN TECHNOLOGIES LINDEN, LTD.
                                        (d/b/a COGEN TECHNOLOGIES LINDEN,
                                        LIMITED PARTNERSHIP), ITS SOLE
                                        GENERAL PARTNER

                                 By:
                                        RCM HOLDINGS, INC.
                                        ITS SOLE GENERAL PARTNER


                                 By:    /s/ ROSS D. AIN
                                        ----------------------------------------
                                        Name: Ross D. Ain
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

ATTEST:                          INFINEUM USA L.P.


                                 By:    /s/ JAMES F. JOHNSON
                                        ----------------------------------------
                                        Name: James F. Johnson
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------

                                    EXHIBIT A

                  PART 1 - CALCULATION OF MONTHLY STEAM CHARGE

Definitions

F                 =  Cogen's actual cost of fuel for the month, $/MBtu. (Note 1)

CPI(b)            =  Base Consumer Price Index for all Urban Consumers for the
                     New York-Northern New Jersey Area as computed by the United
                     States Department of Labor, Bureau of Labor Statistics
                     ("CPI"), for the month in which the Date of Initial
                     Commercial Operation occurs.

CPI(c)            =  Current (latest available monthly) CPI (or if such index shall no longer be published, such other index as the Parties shall reasonably determine to be most nearly comparable to such index for the Metropolitan New York
                     Area).

H                 =  Hours in the month, Hr.

PS(1)             =  Price of first increment of steam, $/K lb.

PS(2)             =  Price of remaining steam, $/K lb.

DLP               =  Low-pressure (140 psig) steam discount, $/K lb.

S                 =  Total monthly steam take, K lb.

S(1)              =  Total monthly steam take at price PS(1), K lb.

S(2)              =  Total monthly steam take at price PS(2), K lb.

SLP               =  Total monthly take of low-pressure (140 psig) steam, K lb.

MS                =  Monthly steam charge, $.


Formulas

PS(1)             =  0.88F + 0.45 (CPI(c)/CPI(b))                            (1)

PS(2)             =  0.95F + 0.45 (CPI(c)/CPI(b))                            (2)

DLP               =  0.22F - 0.13                                            (3)

S(1)              =  S or (27 x H), whichever is less                        (4)

S(2)              =  S - S(1)                                                (5)

MS                =  (S(1) x PS(1)) + (S(2) x PS(2)) - (SLP x DLP)           (6)

                 PART 2 - CALCULATION OF ANNUAL STEAM ADJUSTMENT


Definitions

F                 =  Cogen's actual cost of fuel for the month, $/MBtu. (Note 1)

H                 =  Hours in the month, Hr.

S                 =  Total monthly steam take, K lb.

[DELTA]S          =  Difference between total monthly steam take (S) and
                     allowable steam take at first increment pricing
                     (27 K lb./Hr. x H), K lb.

[sum][DELTA]S(p)  =  Sum of all positive [DELTA]S's for entire Annual Period, K
                     lb.

[sum][DELTA]S(n)  =  Absolute value of the sum of all negative [DELTA]S's for entire Annual Period, K lb.

SAQ               =  Quantity of steam eligible for Annual Period adjustment, K
                     lb.

FAVG              =  Average of all monthly fuel costs (F) for the entire Annual
                     Period, $/MBtu.

ASA               =  Annual Period steam adjustment, $.


Formulas

[DELTA]S          =  S - (27 x H) for each month in Annual Period            (1)

SAQ               =  [sum][DELTA]S(n), if [sum][DELTA]S(p) greater than
                     or equal to [sum][DELTA]S(n)                           (2A)

SAQ               =  [sum][DELTA]S(p), if [sum][DELTA]S(p) less than
                     [sum][DELTA]S(n)                                       (2B)

ASA               =  0.07 x FAVG x SAQ                                       (3)

         PART 3 - CALCULATION OF MONTHLY INITIAL STEAM COMMITMENT CREDIT


Definitions

F                 =  Cogen's actual cost of fuel for the month, $/MBtu. (Note 1)

CPI(b)            =  Base Consumer Price Index for all Urban Consumers for the
                     New York-Northern New Jersey Area as computed by the United
                     States Department of Labor, Bureau of Labor Statistics
                     ("CPI"), for the month in which the Date of Initial
                     Commercial Operation occurs.

CPI(c)            =  Current (latest available monthly) CPI (or if such index shall no longer be published, such other index as the Parties shall reasonably determine to be most nearly comparable to such index for the Metropolitan New York
                     Area).

H                 =  Hours in the month, Hr.

S                 =  Total monthly steam take, K lb.

HTS               =  Public Service Electric and Gas Company (or its successor)
                     subtransmission high-tension service rate (or equivalent) for prior month, including capacity, energy, and energy adjustment, $/MW-Hr.

FP                =  Cogen's actual cost of fuel for the prior month, $/MBtu.
                     (Note 1) For the first month FP shall be the Weighted
                     Average Cost of Gas for the prior month ($/MBtu).

PCT               =  Fraction of monthly initial steam commitment credit
                     allowed.

MC                =  Monthly initial steam commitment credit, $.


Formulas

PCT               =  [S/(100 x H)] or 1.0, whichever is less                 (1)

MC                =  19 x PCT x H x [HTS - [9.43FP + 7.11 +
                     1.43 (CPI(c)/CPI(b))]], or 0.0, whichever is greater    (2)

                                     PART 4

        CALCULATION OF ANNUAL INITIAL STEAM COMMITMENT CREDIT ADJUSTMENT

Definitions

F                 =  Cogen's actual cost of fuel for the month, $/MBtu. (Note 1)

H                 =  Hours in the month, Hr.

S                 =  Total monthly steam take, K lb.

[DELTA]S          =  Difference between total monthly steam take (S) and
                     required steam take for full initial steam commitment credit (100 K lb./Hr. x H), K lb.

[sum][DELTA]S'(p) =  Sum of all positive [DELTA]S"s for entire Annual Period, K
                     lb.

[sum][DELTA]S'(n) =  Absolute value of the sum of all negative [DELTA]S"s for entire Annual Period, K lb.

IAQ               =  Quantity of steam eligible for Annual Period initial steam commitment credit adjustment, K lb.

FAVG              =  Average of all monthly fuel costs (F) for the entire Annual
                     Period, $/MBtu.

HTS               =  Public Service Electric and Gas Company (or its successor)
                     subtransmission service rate (or equivalent) for prior month, including capacity, energy, and energy adjustment, $/MW-Hr.

HTSAVG            =  Average of monthly subtransmission high-tension service rates (HTS) for the entire Annual Period, $/MW-Hr.

CPI(b)            =  Base Consumer Price Index for all Urban Consumers for the
                     New York-Northern New Jersey Area as computed by the United
                     States Department of Labor, Bureau of Labor Statistics
                     ("CPI"), for the month in which the Date of Initial
                     Commercial Operation occurs.

CPI(c)            =  Current (latest available monthly) CPI (or if such index shall no longer be published, such other index as the Parties shall reasonably determine to be most nearly comparable to such index for the Metropolitan New York
                     Area).

CPIAVG            =  Average of monthly CPIc's for entire Annual Period.

ACA               =  Annual Period initial steam commitment credit adjustment,
                     $.

Formulas

[DELTA]S'         =  S - (100 x H) for each month in Annual Period           (1)

IAQ               =  [sum][DELTA]S(n)', if [sum][DELTA]S(p)'
                     greater than or equal to [sum][DELTA]S(n)'             (2a)

IAQ               =  [sum][DELTA]S(p)', if [sum][DELTA]S(p)'
                     less than [sum][DELTA]S(n)'                            (2b)

ACA               =  19 x (IAQ/100) x [HTSAVG - [9.43 FAVG + 7.11 +
                     1.43 (CPIAVG/CPI(b))]], or 0.0, whichever is greater    (3)

                               NOTES TO EXHIBIT A

1) Fuel cost will be Cogen's actual cost for fuel (as supported by invoices) equal to the sum of all costs incurred in such month by Cogen with respect to fuel acquired for use in the Cogeneration Facility (including fuel commodity, transportation, and storage costs and any costs related thereto), but such fuel cost shall not be greater than 105 percent of the Weighted Average Cost of Gas.

2) It is possible under some circumstances for the monthly initial steam commitment credit (MC) to exceed the monthly steam charge (MS). When this occurs, the amount which MC exceeds MS shall be accrued during each Annual Period in a commitment credit accrual account. Each month during the course of each Annual Period, Infineum shall be entitled to receive a refund from the commitment credit accrual account to the extent Cogen's total Annual Period revenues from Infineum are not reduced below zero and there is a positive balance in the account. The account shall be reset to zero at the end of each Annual Period.

3) The sum of the annual steam adjustment (ASA) and annual initial steam commitment credit (ACA) shall not exceed Cogen's total Annual Period revenues from Infineum after the application of Note 2 above.

                                    EXHIBIT B

                   DESCRIPTION OF POINTS OF DELIVERY OF STEAM

                                    EXHIBIT C

                            PRO FORMA MONTHLY INVOICE

                                    EXHIBIT D

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT E

                     EXAMPLE OF PRO RATA ALLOCATION OF STEAM

Assume Infineum sells any portion of Infineum's Complex and twenty-four (24) months prior to the date of such sale the average Steam supply provided by Cogen was as follows:

                                                 High Pressure       Low Pressure
                            Total K lbs./yr     Level K lbs./yr     Level K lbs./yr
                            ---------------     ---------------     ---------------
Portion of Complex
 retained by Infineum           608,400              36,360             572,040

Portion of Complex
 sold                           180,000              60,000             120,000
                                -------              ------             -------

         Total                  788,400              96,360             692,040

o Pro Rata allocation of steam rights and obligations to new owner of portion of Infineum's Complex:

                  Portion Sold to New Owner     =    180,000  =  .228
                  -------------------------          -------
                  Total                              788,400

o Pro Rata allocation of Infineum's continuing rights and obligations under Agreement:

                  Portion Retained by Infineum  =    608,400  =  .772
                  ----------------------------       -------
                  Total                              788,400

o Pro Rata allocation of high pressure level steam rights and obligations to new owner:

                  Portion Sold to New Owner     =     60,000  =  .623
                  -------------------------          -------
                  Total                               96,360

o Pro Rata allocation of Infineum's continuing rights and obligations to high pressure level steam under Agreement:

                  Portion Retained by Infineum  =     36,360  =  .377
                  ----------------------------       -------
                  Total                               96,360

o Pro Rata allocation of low pressure level steam rights and obligations to new owner:

                  Portion Sold to New Owner     =    120,000  =  .173
                  -------------------------          -------
                  Total                              692,040

o Pro Rata allocation of Infineum's continuing rights and obligations to low pressure level steam under Agreement:

                  Portion Retained by Infineum  =    572,040  =  .827
                  ----------------------------       -------
                  Total                              692,040

o        Pro Rata allocation results:

                                              Allocation          Allocation
                             Total           To New Owner         To Infineum
                             -----           ------------        -------------
Article 3.1A

  Max Supply

  Oct. - May             181 K lbs./hr       36 K lbs./hr        145 K lbs./hr

  Max Supply

  June - Sept.           109 K lbs./hr       21 K lbs./hr         88 K lbs./hr

  Max Upset/Emerg.

  Supply

  June - Sept.           181 K lbs./hr       36 K lbs./hr        145 K lbs./hr

Article 3.1B

  Annual External

  Steam Reqmts.         158,556 K lbs.     106,000 K lbs.         52,556 K lbs

Article 3.1D

  Max Rate

  Oct. - May             127 K lbs./hr       25 K lbs./hr        102 K lbs./hr

  Max Rate

  June - Sept.            72 K lbs./hr       14 K lbs./hr         58 K lbs./hr

Article 3.1E

  External Steam

  Reqmts. for 6
   month period          79,278 K lbs.      15,504 K lbs.         63,774 K lbs

  Reduced Steam

   Obligation            145 K lbs./hr       29 K lbs./hr        116 K lbs./hr

  Max Sale to
   other Customers        36 K lbs./hr        7 K lbs./hr         29 K lbs./hr

Article 3.4

  High Pressure

   Level Steam            19 K lbs./hr       12 K lbs./hr          7 K lbs./hr

  Low Pressure

   Level Steam           226 K lbs./hr       33 K lbs./hr        193 K lbs./hr

Article 11.2E

  Annual Steam Reqs.      57,080 K lbs       11,217 K lbs         45,863 K lbs

Exhibit A

  Number "27"                       27                  5                   22

                                    EXHIBIT F

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT G-1

                              ASSUMPTION AGREEMENT

                                     [Date]


         _______________, a _____________ corporation (the "Assignee"), hereby declares, covenants, agrees and binds itself as follows:

                  (1) Except as otherwise set forth herein, capitalized terms used herein are used with the meanings given to them in the Ground Lease Agreement, dated as of August 1, 1990, between, Exxon Corporation, a New Jersey corporation, and Cogen Technologies Linden Venture, L.P., doing business in New Jersey as Cogen Technologies Linden Venture, Limited Partnership, a Delaware limited partnership, as amended to the date hereof and assigned by Exxon Corporation to Bayway Refining Company, a Delaware Corporation by an assignment agreement dated as of April 8, 1993 and effective as of April 8, 1993 (the "Ground Lease Agreement").

                  (2) The Assignee hereby (a) assumes and agrees to pay and perform each and every duty and obligation of Cogen hereafter accruing under the Ground Lease Agreement and the Steam Sale Agreement between Cogen and Infineum USA L.P. ("Infineum") as assignee of Exxon Corporation dated April 8, 1993 (the "Steam Sale Agreement"), (b) agrees from and after the date hereof to comply with and be bound by the terms and provisions of the Ground Lease Agreement and the Steam Sale Agreement applicable to Cogen, (c) confirms that from and after the date hereof it shall be deemed "Cogen" for the purposes of the Ground Lease Agreement and the Steam Sale Agreement, and (d) agrees to cure as soon as reasonably practicable (which, in the case of payments due by Cogen to Infineum, shall be deemed to require immediate payment by the Assignee) all defaults of Cogen under the Ground Lease Agreement and the Steam Sale Agreement.

                  (3) The Assignee hereby represents that:

                      (a) it is a corporation duly organized existing in good standing under the laws of the State of __________; and

                      (b) it possesses all requisite power and authority to enter into and perform this Agreement, the Ground Lease Agreement and the Steam Sale Agreement and to carry out the transactions contemplated herein and therein.

                  (4) All notices and other communications hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered if to, Infineum, at its address at Infineum USA L.P.,1900 East Linden Avenue, Linden, New Jersey 07036, Attn: Procurement Manager, Services/Contracts, Telecopy No.: 1-908-474-7437; and if to the Assignee, at its address at ____________________, Attention:
         _______________, Telecopy No.: _____________; or, as to each such person, at such other address as shall be designated by such person in a written notice to such other person. All such notices and communications shall be effective within five days (excluding Saturdays, Sundays or legal holidays in the State of New Jersey) of mailing, when mailed to the address specified above, postage prepaid, and upon receipt of an answer back or confirmation, when sent by telecopy, telegraph, telex or cable.

                  (5) This Agreement shall be binding upon the Assignee, its successors and assigns.

                  (6) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  IN WITNESS WHEREOF, the Assignee has caused this Agreement to be executed as of date first above written.


                                       [NAME OF ASSIGNEE]


                                       By
                                          --------------------------------------
                                          Title:



Consented and Agreed by:

Infineum USA L.P.


By
   ----------------------------------
   Title:

                                   EXHIBIT G-2

                              ASSUMPTION AGREEMENT

                                     [Date]


                  _________________, a _________________ corporation (the
"Assignee"), hereby declares, covenants, agrees and binds itself as follows:

                  (1) Except as otherwise set forth herein, capitalized terms used herein are used with the meanings given them in the Ground Lease Agreement, dated as of August 1, 1990, between Exxon Corporation, a New Jersey corporation, and Cogen Technologies Linden Venture, L.P., doing business in New Jersey as Cogen Technologies Linden Venture, Limited Partnership, a Delaware limited partnership, as amended to the date hereof and assigned by Exxon Corporation to Bayway Refining Company, a Delaware corporation ("Infineum") by an assignment agreement dated as of April 8, 1993 and effective as of April 8, 1993 (the "Ground Lease Agreement").

                  (2) The Assignee hereby (a) assumes and agrees to pay and perform each and every duty and obligation of Cogen hereafter accruing under the Ground Lease Agreement and the Steam Sale Agreement between Cogen and INFINEUM U.S.A L.P. ("Infineum") as assignee of Exxon Corporation dated April 8, 1993 (the "Steam Sale Agreement"), (b) agrees from and after the date hereof to comply with and be bound by the terms and provisions of the Ground Lease Agreement and the Steam Sale Agreement applicable to Cogen, (c) confirms that from and after the date hereof it shall be deemed "Cogen" for the purposes of the Ground Lease Agreement and the Steam Sale Agreement, and (d) agrees to cure as soon as reasonably practicable (which, in the case of payments due by Cogen to Infineum, shall be deemed to require immediate payment by the Assignee) all defaults of Cogen under the Ground Lease Agreement and the Steam Sale Agreement of which Infineum has previously given written notice to the Financier in accordance with Section 20.4C of the Ground Lease Agreement (including, without limitation, making all payments due by Cogen to Infineum of which such notice has been given, subject to Article 10 of the Ground Lease Agreement).

                  (3) The Assignee hereby represents that:

                      (a) it is a corporation duly organized existing in good standing under the laws of the State of __________; and

                      (b) it possesses all requisite power and authority to enter into and perform this Agreement, the Ground Lease Agreement and the Steam Sale Agreement and to carry out the transactions contemplated herein and therein.

                  (4) All notices and other communications hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered if to, Infineum, at its address at Infineum USA L.P.,1900 East Linden Avenue,Linden, New Jersey 07036, Attn: Procurement Manager, Services/Contracts, Telecopy No.: 1-908-474-7437;; and if to the Assignee, at its address at ____________________, Attention:
         _______________, Telecopy No.: _____________; or, as to each such person, at such other address as shall be designated by such person in a written notice to such other person. All such notices and communications shall be effective within five days (excluding Saturdays, Sundays or legal holidays in the State of New Jersey) of mailing, when mailed to the address specified above, postage prepaid, and upon receipt of an answerback or confirmation, when sent by telecopy, telegraph, telex or cable.

                  (5) This Agreement shall be binding upon the Assignee, its successors and assigns.

                  (6) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  IN WITNESS WHEREOF, the Assignee has caused this Agreement to be executed as of date first above written.


                                       [NAME OF ASSIGNEE]


                                       By
                                          --------------------------------------
                                          Title:



Consented and Agreed by:

Infineum USA L.P.


By
   ----------------------------------
   Title:

                                   EXHIBIT G-3

                              ASSUMPTION AGREEMENT

                                     [Date]


                  _________________, a _________________ corporation (the
"Assignee"), hereby declares, covenants, agrees and binds itself as follows:

                  (1) Except as otherwise set forth herein, capitalized terms used herein are used with the meanings given them in the Ground Lease Agreement, dated as of August 1, 1990, between Exxon Corporation, a New Jersey corporation, and Cogen Technologies Linden Venture, L.P., doing business in New Jersey as Cogen Technologies Linden Venture, Limited Partnership, a Delaware limited partnership, as amended to the date hereof and assigned by Exxon Corporation to Bayway Refining Company, a Delaware Corporation by an assignment agreement dated as of April 8, 1993 and effective as of April 8, 1993 (the "Ground Lease Agreement").

                  (2) The Assignee hereby (a) assumes and agrees to pay and perform each and every duty and obligation of Cogen hereafter accruing under the Ground Lease Agreement and the Steam Sale Agreement between Cogen and INFINEUM U.S.A. L.P. ("Infineum") as assignee of Exxon Corporation dated April 8, 1993 (the "Steam Sale Agreement"), (b) agrees from and after the date hereof to comply with and be bound by the terms and provisions of the Ground Lease Agreement and the Steam Sale Agreement applicable to Cogen, (c) confirms that from and after the date hereof it shall be deemed "Cogen" for the purposes of the Ground Lease Agreement and the Steam Sale Agreement; provided that:

                      (i) the Assignee shall have the right to deliver a notice
                  of termination of the Ground Lease Agreement and the Steam Sale Agreement to Infineum on or before the 90th day after the date hereof and, in the event such a notice is timely received by Infineum, the Ground Lease Agreement and the Steam Sale Agreement shall terminate on the 30th day after such notice is received by Infineum; provided, however, that the obligations of the Assignee in the Ground Lease Agreement and the Steam Sale Agreement in respect of any action, inaction, event or circumstance occurring prior to the date of termination of such agreements shall survive such termination (subject to Article 10 of the Ground Lease Agreement and Section (2)(iii) hereof);

                      (ii) by executing this Agreement, the Assignee agrees to
                  cure as soon as reasonably practicable (which, in the case of payments due by Cogen to Infineum, shall be deemed to require immediate payment by Assignee) all defaults of Cogen under the Ground Lease Agreement and the Steam Sale Agreement of which Infineum has previously given written notice to the Financier in accordance with Section 20.4C of the Ground Lease Agreement (including, without limitation, making all payments due by Cogen to Infineum of which such notice has been given, subject to Article 10 of the Ground Lease Agreement and Section
                  (2)(iii) hereof);

                      (iii) if the Assignee shall exercise the right to
                  terminate the Ground Lease Agreement and the Steam Sale Agreement pursuant to Section (2)(i) hereof, the aggregate liability of the Assignee to Infineum in respect of its obligations hereunder and under the Ground Lease Agreement and the Steam Sale Agreement, whether arising pursuant to the provisions of such agreements or by operation of law, as to all matters provided for in such agreements, together with the aggregate of all amounts paid pursuant to all letters of credit issued as contemplated in Section 10.8 of the Ground Lease Agreement, shall not in any event exceed $10,000,000 in respect of any action, inaction, event or circumstance occurring prior to the date of termination of the Ground Lease Agreement and the Steam Sale Agreement; and

                      (iv) it is expressly acknowledged and agreed that Infineum shall retain all of its rights under the Ground Lease Agreement and the Steam Sale Agreement, including without limitation, the right to terminate either such agreement as provided by the terms thereof, including, without limitation, the right to terminate either such agreement in respect of an uncured payment default thereunder even if the Assignee has paid to Infineum an aggregate of $10,000,000 or more.

                  (3) The Assignee hereby represents that:

                      (a) it is a corporation duly organized existing in good standing under the laws of the State of __________; and

                      (b) it possesses all requisite power and authority to enter into and perform this Agreement, the Ground Lease Agreement and the Steam Sale Agreement and to carry out the transactions contemplated herein and therein.

                  (4) All notices and other communications provided for herein shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered if to, Infineum, at its address Infineum USA L.P.,1900 East Linden Avenue,Linden, New Jersey 07036, Attn: Procurement Manager, Services/Contracts, Telecopy No.: 1-908-474-7437;; and if to the Assignee, at its address at ____________________, Attention:
         _______________, Telecopy No.: _____________; or, as to each such person, at such other address as shall be designated by such person in a written notice to such other person. All such notices and communications shall be effective within five days (excluding Saturdays, Sundays or legal holidays in the State of New Jersey) of mailing, when mailed to the address specified above, postage prepaid, and upon receipt of an answerback or confirmation, when sent by telecopy, telegraph, telex or cable.

                  (5) This Agreement shall be binding upon the Assignee, its successors and assigns.

                  (6) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  IN WITNESS WHEREOF, the Assignee has caused this Agreement to be executed as of date first above written.

                                       [NAME OF ASSIGNEE]


                                       By
                                          --------------------------------------
                                          Title:



Consented and Agreed by:

Infineum USA L.P.


By
   ----------------------------------
   Title:

                                    EXHIBIT H


                              CONSENT TO ASSIGNMENT


         CONSENT TO ASSIGNMENT, dated as of __________, ____, by Infineum USA L.P., a ________________ limited partnership ("Infineum"), in favor of __________________ (the "Lender"), under that certain_________________________, dated as of ________ __, ____ (the "Loan Agreement"), among Cogen Technologies Linden Venture, L.P., doing business in New Jersey as Cogen Technologies Linden Venture, Limited Partnership, a Delaware limited partnership ("Cogen"), and the Lender.

         WHEREAS, Infineum has been informed that pursuant to the Loan Agreement, the Lender has agreed to make certain loans to Cogen to refinance the loans made to Cogen for the construction of the Cogeneration Facility (as hereinafter defined); and

         WHEREAS, the term "Financier" in the Steam Sale Agreement (as hereinafter defined) includes any person providing funds for the refinancing or taking out of any loans made to Cogen for the construction of the Cogeneration Facility and the nominees or designees of any such persons; and

         WHEREAS, Infineum has been informed that Cogen has assigned to the Lender Cogen's rights, title and interest in the Steam Sale Agreement as collateral security for, among other things, Cogen's obligations under the Loan Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01. Defined Terms. Unless the context shall otherwise require and except as otherwise specified herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement, dated as of January 1, 1999, between Cogen and Infineum for the sale of steam (the "Steam Sale Agreement") attached as Schedule A hereto.

                                   ARTICLE II

                              CONSENT TO ASSIGNMENT

         2.01. Consents. Infineum hereby consents to (A) the assignment by Cogen to the Lender of Cogen's right, title and interest in the Steam Sale Agreement, which is attached hereto as Schedule A and made a part hereof (the right, title and interest of Cogen in the Steam Sale Agreement being hereinafter referred to as the "Assigned Rights") as collateral security, and (B) agrees that the Lender is the Financier recognized by Infineum for purposes of the Steam Sale Agreement and as such, shall have all of the rights of a Financier under the Steam Sale Agreement until such time as Infineum is notified pursuant to the Steam Sale Agreement that the Lender is no longer to be the Financier recognized by Infineum thereunder.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.01. Assurance. Infineum agrees and confirms to the Lender, as security assignee of the Assigned Rights, that on the date hereof, the Steam Sale Agreement has not been terminated or modified in contravention of Section 16.7G thereof.

         3.02. Representations and Warranties. Infineum repeats and reaffirms for the benefit of the Lender as security assignee of the Assigned Rights the representations and warranties made in Section 9.1 of the Steam Sale Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.01. Severability. If any provision of this Consent to Assignment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         4.02. Governing Law. This Consent to Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey.

         4.03. Headings. The headings hereof are for convenience only and are not intended to affect the meaning of interpretation of this Consent to Assignment.

         4.04. Successors and Assigns. This Consent to Assignment shall be binding upon, inure to the benefit of, and be enforceable by, Infineum and the Lender and their respective successors and assigns.


         IN WITNESS WHEREOF, the undersigned has caused this Consent to Assignment to be duly executed by its officer thereunto duly authorized as of the day and year first above written.


                                       Infineum USA L.P.


                                       By:
                                           -------------------------------------

                                       Title:
                                              ----------------------------------

                                       Address: 1900 East Linden Avenue
                                                Linden, New Jersey 07036

                                       Attn: Procurement Manager,
                                             Services/Contracts

                                    EXHIBIT I

                              RECOGNITION AGREEMENT


                                     - 87 -